25 YEARS

ARE LISTED NYSE

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

FIRST QUARTER ENDED MARCH 31, 2022

15 NECCO STREET | SEAPORT INNOVATION DISTRICT, GREATER BOSTON
LILLY INSTITUTE FOR GENETIC MEDICINE

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

CONFERENCE CALL INFORMATION:

Tuesday, April 26, 2022
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738

Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | corporateinformation@are.com

Joel S. Marcus
Executive Chairman &
Founder

Paula Schwartz
Managing Director,
Rx Communications Group
(917) 322-2216

Dean A. Shigenaga
President &
Chief Financial Officer

Stephen A. Richardson
Co-Chief Executive Officer

Sara M. Kabakoff
Vice President –
Communications

ICONIC DEVELOPMENT AT ALEXANDRIA POINT

In the second-largest life science lease in company history, Alexandria further enhances our longstanding strategic relationship with Bristol Myers Squibb (BMS) to create BMS's new 426,927 RSF innovative research hub on the Alexandria Point mega campus in our University Town Center submarket in San Diego.

TARGETING
LEED GOLD
fitwel®

BRISTOL MYERS SQUIBB'S FUTURE RESEARCH HUB | SAN DIEGO

The new facility will support BMS's cutting-edge research in cancer as well as immune-mediated and neurodegenerative diseases

Targeting a high level of LEED certification, the project includes a new state-of-the-art central plant designed to increase energy efficiency and redundancy

With this development, Alexandria is expanding the campus's exceptional amenity offerings to further enable the recruitment and retention of top talent

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	i

ALEXANDRIA'S STRATEGIC VALUE HARVESTING: 100 BINNEY STREET IN CAMBRIDGE ACHIEVES $1 BILLION VALUATION MILESTONE IN RECAPITALIZATION

$713.2M	SALES PRICE
70%	PARTIAL INTEREST SOLD
3.5%	CASH CAP RATE[1]
$2,353	SALES PRICE PER RSF

100 BINNEY STREET | CAMBRIDGE

(1)Capitalization rates are calculated based on net operating income (cash basis) annualized for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	ii

TOTAL LEASING

1.8M RSF
4.1M RSF
2.5M RSF
3Q21
4Q21
1Q22

DEVELOPMENT AND REDEVELOPMENT LEASING[1]

1.0M RSF
1.8M RSF
1.4M RSF
3Q21
4Q21
1Q22

RSF EXECUTED

(1)Included in total leasing RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	iii

HISTORIC-HIGH DEMAND TRANSLATES INTO ALEXANDRIA'S HISTORIC-HIGH GROWTH

Alexandria's highly leased value-creation pipeline is expected to generate significant incremental annual revenue through development and redevelopment of new Class A properties

VISIBILITY FOR FUTURE GROWTH IN ANNUAL RENTAL REVENUE

Projects Under Construction

5.4M RSF

76% LEASED/NEGOTIATING

\+

2.6M RSF

82% LEASED/NEGOTIATING

=

Projected Incremental Annual Rental Revenue

>$665M

As of March 31, 2022.
(1)We also expect other projects to commence construction in this time frame.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	iv

RECENTLY RELEASED

2021 ANNUAL REPORT

To view and download the report, which showcases the historic milestones we achieved in 2021, please visit **investor.are.com**.

2021 HISTORIC MILESTONES ACHIEVED
ALEXANDRIA REAL ESTATE EQUITIES, INC.
2021 ANNUAL REPORT
ALEXANDRIA.
Building the Future of Life-Changing Innovation®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	v

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

THAT'S WHAT'S IN
OUR DNA®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge science and technology with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	vi

BEST-IN-CLASS MISSION-DRIVEN URBAN OFFICE REIT MAKING A POSITIVE AND LASTING IMPACT ON THE WORLD

A Mission-Driven Company and a Leader in ESG (Environmental, Social, and Governance)

Our ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

Long-Tenured Executive Management Team

Deep expertise, experience, and key relationships in the real estate, life science, agtech, and technology industries

Unique Strategy and Operational Excellence That Have Historically Driven High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade Rated REIT

Stable, Long-Duration Cash Flows

Class A properties in AAA locations

Weighted-average remaining lease term: 7.3 years[(2)]

Strong Core Operating Metrics – Same Property Revenue and Net Operating Income

Favorable triple net lease structure with annual rent escalations

Historically strong demand from innovative entities and significant rental rate growth on leasing activity and early renewals

Disciplined Allocation of Capital to the Development and Redevelopment of Highly Leased New Class A Properties

Visible, multiyear, highly leased value-creation pipeline expected to generate incremental annual rental revenue

Prudent Management of Our Strong and Flexible Balance Sheet

Liquidity: $5.7 billion[(1)]

Weighted-average remaining debt term: 13.8 years[(2)]

Unique Underwriting Expertise and Experience

Prudent underwriting of innovative life science, agtech, and technology tenants

Development of strategic relationships

(1)As of March 31, 2022. Refer to “Key credit metrics” of our Supplemental Information for additional details.
(2)As of March 31, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	vii

COMMUNICATIONS AND REPORTING EXCELLENCE

2021
Nareit.
GOLD AWARD
LARGE CAP EQUITY REIT
2015
2016
2018
2019
2020
Nareit.
GOLD AWARD
LARGE CAP EQUITY REIT

FOURTH CONSECUTIVE AND SIXTH OVERALL GOLD AWARD

THE MOST NAREIT INVESTOR CARE GOLD AWARDS EARNED BY ANY EQUITY REIT

TOP 10% Credit Rating Ranking Among All Publicly Traded U.S. REITs[1]

ARE S&P 500

Moody's Investors Service	S&P Global Ratings
Baa1	**BBB+**
Stable[1]	Positive[1]

A REIT Industry-Leading High-Quality Roster of 1,000+ Tenants and Stable Long-Duration Cash Flows

(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services as of March 31, 2022.
(2)As of March 31, 2022. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	viii

STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

CREDIT RATINGS [1]

TOP **10%**

Ranking Among All Publicly Traded U.S. REITs

Moody's Investors Service: **Baa1** Stable

S&P Global Ratings: **BBB+** Positive

SIGNIFICANT LIQUIDITY [2]

$5.7B

Liquidity

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA [3]

≤5.1x

4Q22 Goal

DEBT MATURITIES [4]

No Debt Maturing Prior to 2025

WEIGHTED-AVERAGE REMAINING DEBT TERM [5]

13.8

Years

(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services as of March 31, 2022.
(2)As of March 31, 2022. Refer to “Key credit metrics” of our Supplemental Information for additional details.
(3)Quarter annualized.
(4)As of the date of this report. Refer to the summary of debt details on page 53 of our Supplemental Information for additional details.
(5)As of March 31, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	ix

ALEXANDRIA'S MISSION-DRIVEN AND INDUSTRY-LEADING ESG PROGRAM

GRESB
REAL ESTATE
sector leader 2021

#1
BUILDINGS IN DEVELOPMENT
Diversified List

#2
BUILDINGS IN OPERATION
Science & Technology

A
GRESB DISCLOSURE SCORE
2018–2021

fitwel
FITWEL IMPACT AWARD
Highest-Scoring Project
2020 | 2021

Fitwel®
Viral Response Certified
2020 | 2021

MSCI
"A" RATING

#5
MOST SUSTAINABLE U.S. REIT(1)

SUSTAINALYTICS
LOW RISK

FAST COMPANY
INNOVATION BY DESIGN 2021
IMPACT HONOREE

9/11
MEMORIAL & MUSEUM
2021 BENEFIT HONOREE

STEAMCODERS
CORPORATE VANGUARD AWARD

(1)Source: Barron’s, “10 Real Estate Companies That Are Both Greener and More Profitable,” February 19, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	x

ALEXANDRIA'S LONGSTANDING AND RECOGNIZED SUSTAINABILITY LEADERSHIP

Developing and operating efficient and healthy buildings, reducing carbon emissions, and mitigating climate risk

Proactively Managing and Mitigating Climate Risk Using Industry-Leading Guidelines

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

ALEXANDRIA'S CLIMATE RISK ASSESSMENT COVERS

Sea Level Rise | Precipitation | Drought | Extreme Heat | Wildfire

Decarbonizing Construction

Proactively Designing All-Electric Buildings

685 GATEWAY BOULEVARD

1450 OWENS STREET

2025 Environmental Goals and Progress for Buildings in Operation

Carbon Emissions Reduction (MTCO2e)	Energy Use Reduction (kWh)	Potable Water Use Consumption (Gal)	Waste Diversion (Ton)
30%[1]	25%[1]	10%[1]	45%[2]
19.5%[3] 2015-2021	19.4%[3] 2015-2021	23.1%[3] 2015-2021	48.1%[3] 2021

Environmental data for 2021 reflected in the chart above received independent limited assurance from DNV Business Assurance USA, Inc.
(1)2025 environmental goals relative to a 2015 baseline on a like-for-like basis for buildings in operation that Alexandria directly manages.
(2)2025 environmental goal for buildings in operation that Alexandria indirectly and directly manages.
(3)Progress toward 2025 goals.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xi

ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS

Developing and implementing disruptive solutions to society's most urgent challenges

Accelerating Groundbreaking Medical Research to Advance Lifesaving Treatments and Cures

Harnessing the Agrifood Ecosystem to Combat Hunger, Improve Nutrition, and Support Human Health at Its Most Fundamental Level

Empowering Underserved Students to Achieve Long-Term Success and Reach Their Potential as Leaders in the Community Through Education

Bolstering the Resilience of Our Military, Our Veterans, and Their Families

Conquering the Opioid Epidemic and Revolutionizing Addiction Treatment

Building a Model for a Comprehensive, Sustainable Solution to Address Homelessness

Addressing the Mental Health Crisis With a Focus on Helping Children Cope With Suicide Loss

Supporting Museums to Preserve History and Honor Our Greatest Heroes

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xii

Table of Contents
March 31, 2022

EARNINGS PRESS RELEASE	Page		Page
First Quarter Ended March 31, 2022 Financial and Operating Results	1	Earnings Call Information and About the Company	7
Acquisitions	4	Consolidated Statements of Operations	8
Dispositions and Sales of Partial Interest	5	Consolidated Balance Sheets	9
Guidance	6	Funds From Operations and Funds From Operations per Share	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	13	External Growth / Investments in Real Estate
Investor Information	14	Investments in Real Estate	32
Financial and Asset Base Highlights	15	New Class A Development and Redevelopment Properties:
High-Quality, Diverse, and Innovative Tenants	17	Recent Deliveries	34
Class A Properties in AAA Locations	18	Current Projects	37
Occupancy	19	Summary of Pipeline	42
Internal Growth		Construction Spending	46
Key Operating Metrics	20	Joint Venture Financial Information	47
Same Property Performance	21	Balance Sheet Management
Leasing Activity	22	Investments	49
Contractual Lease Expirations	23	Key Credit Metrics	50
Top 20 Tenants	24	Summary of Debt	51
Summary of Properties and Occupancy	25	Definitions and Reconciliations
Property Listing	26	Definitions and Reconciliations	54

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 7 of this Earnings Press Release and Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xiii

Alexandria Real Estate Equities, Inc.,
at the Vanguard of the Life Science Industry, Reports:
1Q22 Net Loss per Share – Diluted of $0.96;
1Q22 FFO per Share – Diluted, As Adjusted, of $2.05

PASADENA, Calif. – April 25, 2022 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced financial and operating results for the first quarter ended March 31, 2022.

Key highlights
Operating results	1Q22	1Q21
Total revenues:
In millions	$615.1	$479.8
Growth	28.2%
Net (loss) income attributable to Alexandria’s common stockholders – diluted
In millions	$(151.7)	$6.1
Per share	$(0.96)	$0.04
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$324.6	$263.0
Per share	$2.05	$1.91
Continued strong leasing volume in 1Q22, after a historic year of leasing in 2021
•Strong leasing activity continued in 1Q22 with the second-highest leasing volume in Company history for both total space and development and redevelopment space:

1Q22
Total leasing activity – RSF	2,463,438
Leasing of development and redevelopment space – RSF	1,439,696
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	864,077
Rental rate increases	32.2%
Rental rate increases (cash basis)	16.5%
Excluding short-term renewals executed to allow Bristol-Myers Squibb Company (“BMS”) to expand and consolidate into our Alexandria Point development project, described further below:
Rental rate increases	39.8%
Rental rate increases (cash basis)	23.2%
•During 1Q22, we executed the following long-term leases:
•426,927 RSF with BMS, our largest tenant, for the development of BMS’s newest innovative cutting-edge research hub focused on cancer as well as immune-mediated and neurodegenerative diseases at the Alexandria Point mega campus in San Diego.
•333,929 RSF with Eli Lilly and Company (“Lilly”), our third largest tenant, for the development of Lilly’s new state-of-the-art Institute for Genetic Medicine at 15 Necco Street in our Seaport Innovation District submarket of Greater Boston.
Continued strong net operating income and internal growth
•Net operating income (cash basis) of $1.5 billion for 1Q22 annualized, up $301.3 million, or 24.9%, compared to 1Q21 annualized.
•97% of our leases contain contractual annual rent escalations approximating 3%.
•7.6% and 7.3% (cash basis) same property net operating income increase for 1Q22 over 1Q21.

A REIT industry-leading high-quality tenant roster with high-quality revenues and cash flows, strong margins, and operational excellence

Percentage of total annual rental revenue in effect from investment-grade or publicly traded large cap tenants	50%

Occupancy of operating properties in North America	94.7%
Occupancy of operating properties in North America (excluding vacancy at recently acquired properties)	98.6%	(1)
Operating margin	71%
Adjusted EBITDA margin	71%

Weighted-average remaining lease term:
All tenants	7.3	years
Top 20 tenants	10.5	years
(1)Excludes 1.6 million RSF, or 3.9%, of vacancy at recently acquired properties representing lease-up opportunities that are expected to provide incremental annual rental revenue. Refer to “Occupancy” in our Supplemental Information.
100 Binney Street achieves $1 billion valuation milestone in recapitalization
During 1Q22, we completed the sale of a 70% interest in 100 Binney Street in our Cambridge/Inner Suburbs submarket of Greater Boston for a sales price of $713.2 million, or $2,353 per RSF, at capitalization rates of 3.6% and 3.5% (cash basis), representing an excess of $413.6 million above our book value of the 70% interest sold. The sales price at 100% represents a property valuation of $1.02 billion. Proceeds from this sale will be reinvested into our highly leased value-creation pipeline and acquisitions with development and redevelopment opportunities.
Continued high demand drives visibility for future growth aggregating $665 million of incremental annual rental revenue
Our highly leased value-creation pipeline of current and key near-term projects that are under construction or that will commence construction in the next six quarters is expected to generate greater than $665 million of incremental annual rental revenue, primarily commencing from 2Q22 through 1Q25.
•8.0 million RSF of our value-creation projects are either under construction or expected to commence construction in the next six quarters.
•77% leased/negotiating.
Strong and flexible balance sheet with significant liquidity
•Investment-grade credit ratings ranked in the top 10% among all publicly traded U.S. REITs as of March 31, 2022.
•Net debt and preferred stock to Adjusted EBITDA of 5.5x and fixed-charge coverage ratio of 5.1x for 1Q22 annualized.
•Total debt and preferred stock to gross assets of 28% as of March 31, 2022.
•$5.7 billion liquidity as of March 31, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	1

First Quarter Ended March 31, 2022 Financial and Operating Results (continued)
March 31, 2022

Continued dividend strategy to share growth in cash flows with stockholders
Common stock dividend declared for 1Q22 of $1.15 per common share, aggregating $4.54 per common share for the twelve months ended March 31, 2022, up 24 cents, or 6%, over the twelve months ended March 31, 2021. Our FFO payout ratio of 57% for the three months ended March 31, 2022 allows us to continue to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.
Key items included in operating results

Key items included in net (loss) income attributable to Alexandria’s common stockholders:

(In millions, except per share amounts)	Amount		Per Share – Diluted
	1Q22	1Q21	1Q22	1Q21
Unrealized losses on non-real estate investments	$(263.4)	$(46.3)	$(1.67)	$(0.34)
Significant realized gains on non-real estate investments	—	22.9	—	0.17
Gain on sales of real estate	—	2.8	—	0.02
Impairment of real estate	—	(5.1)	—	(0.04)
Loss on early extinguishment of debt	—	(67.3)	—	(0.49)
Total	$(263.4)	$(93.0)	$(1.67)	$(0.68)

External growth and investment in real estate
Alexandria at the vanguard of innovation with a focus on accommodating our tenants’ current needs and providing a path for their future growth; high-quality roster of over 1,000 tenants
•During 1Q22, we completed acquisitions in our key life science cluster submarkets aggregating 7.3 million SF and comprising 6.9 million RSF of future development and redevelopment opportunities and 451,760 RSF of operating space for an aggregate purchase price of $1.8 billion. These acquisitions continue to be primarily focused on future development or redevelopment opportunities to expand our mega campuses and accommodate the future growth of our tenants.
Delivery and commencement of value-creation projects
•During 1Q22, we placed into service development and redevelopment projects aggregating 566,665 RSF across multiple submarkets.
•82% of construction costs related to active development and redevelopment projects aggregating 5.4 million RSF are under a guaranteed maximum price contract or other contracts. Our budgets also include a landlord contingency that generally ranges between 3% and 5%. Refer to “Definitions and reconciliations” in our Supplemental Information for additional details.
•Annual net operating income (cash basis) is expected to increase by $48 million upon the burn-off of initial free rent from recently delivered projects.
•During 1Q22, we commenced construction on five value-creation projects aggregating 1.1 million RSF, including:
•345,995 RSF development project that is 97% leased at 15 Necco Street in our Seaport Innovation District submarket.
•300,010 RSF project at 651 Gateway Boulevard in our South San Francisco submarket, which will be redeveloped into office/laboratory space; and
•192,000 RSF development project that is 100% leased at 9810 Darnestown Road in our Rockville submarket.
Delivery and commencement of value-creation projects (continued)

Value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross assets	1Q22
Under construction projects 76% leased/negotiating	9%
Pre-leased/negotiating near-term projects expected to commence construction in the next six quarters 82% leased/negotiating	2%
Income-producing/potential cash flows/covered land play(1)	7%
Land	2%

(1)Includes projects that have existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.
Balance sheet management
Key metrics as of March 31, 2022
•$42.8 billion in total market capitalization.
•$32.5 billion in total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs as of March 31, 2022.
•No debt maturities prior to 2025 as of April 25, 2022.
•13.8 years weighted-average remaining term of debt as of March 31, 2022.

	1Q22		Goal
	Quarter	Trailing	4Q22
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.5x	5.9x	Less than or equal to 5.1x
Fixed-charge coverage ratio	5.1x	5.1x	Greater than or equal to 5.1x

Key capital events
•During 1Q22, our common equity transactions included the following:
•In January 2022, we entered into new forward equity sales agreements aggregating $1.7 billion to sell 8.1 million shares of our common stock (including the exercise of an underwriters’ option) at a public offering price of $210.00 per share, before underwriting discounts and commissions.
•In March 2022, we settled a portion of these forward equity sales agreements by issuing 3.2 million shares and received net proceeds of $648.2 million.
•We expect to issue 4.8 million shares to settle our remaining outstanding forward equity sales agreements and receive net proceeds of approximately $1.0 billion in 2022.
•In March 2022, we entered into new forward equity sales agreements aggregating $350.0 million to sell 1.8 million shares under our ATM program at an average price of $192.42 per share (before underwriting discounts). We expect to settle these forward equity sales agreements in 2022.
•As of March 31, 2022, the remaining aggregate amount available under our ATM program for future sales of common stock is $650.0 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	2

First Quarter Ended March 31, 2022 Financial and Operating Results (continued)
March 31, 2022

Key capital events (continued)
•In February 2022, we opportunistically issued $1.8 billion of unsecured senior notes payable with a weighted-average interest rate of 3.28% and a weighted-average maturity of 22.0 years. The unsecured senior notes include:
•$800.0 million of 2.95% green unsecured senior notes due 2034; and
•$1.0 billion of 3.55% unsecured senior notes due 2052.
Investments
•As of March 31, 2022, our investments aggregated $1.7 billion, including unrealized gains of $532.6 million.
•Investment loss of $240.3 million for the three months ended March 31, 2022 included $23.1 million in realized gains and $263.4 million in unrealized losses (due to changes in fair value).
Subsequent event
•In April 2022, we repaid two secured notes payable aggregating $195.0 million due in 2024 with an effective interest rate of 3.40% and recognized a loss on early extinguishment of debt of $3.3 million, including a prepayment penalty and the write-off of unamortized loan fees.

Industry and ESG leadership: catalyzing and leading the way for positive change to benefit human health and society

•In April 2022, 9880 Campus Point Drive, a 98,000 RSF development on the Alexandria Point mega campus in our University Town Center submarket, earned LEED Platinum certification, the highest level of certification under the U.S. Green Building Council’s Core & Shell rating system. Home to Alexandria GradLabs®, a dynamic proprietary platform purpose-built to accelerate the growth of promising post-seed-stage life science companies, the cutting-edge facility demonstrates high levels of sustainability, including decreased water consumption, significantly reduced energy use, and increased use of recycled resources and materials.
•In March 2022, Alexandria’s executive chairman and founder, Joel S. Marcus, was honored by the National Medal of Honor Museum Foundation in Arlington, Texas during a groundbreaking ceremony in celebration of the historic mission-critical milestone in the development of the national museum. Mr. Marcus, who serves on the foundation’s board of directors, attended alongside fellow foundation board members, major museum donors, government officials, and 15 Medal of Honor recipients to commemorate the foundation’s remarkable progress toward its goal to build a permanent home where the inspiring stories of our country’s Medal of Honor recipients will be brought to life.
•In February 2022, Alexandria was ranked the #5 most sustainable REIT, as featured in the Barron’s article, “10 Real Estate Companies That Are Both Greener and More Profitable.”
•In February 2022, Alexandria earned the first-ever Fitwel Life Science certification for 300 Technology Square, located on the Alexandria Technology Square® mega campus in our Cambridge/Inner Suburbs submarket. The new rigorous, evidence-based Fitwel Life Science Scorecard — developed in partnership with the Center for Active Design exclusively for Alexandria — is the first healthy building framework dedicated to laboratory facilities, marking another pioneering effort by the company to prioritize tenant health and wellness and further differentiate our world-class laboratory buildings.
•In January 2022, Alexandria Venture Investments, our strategic venture capital platform, was recognized by Silicon Valley Bank in its “Healthcare Investments and Exits: 2022 Annual Report” as the #1 most active corporate investor in biopharma by new deal volume (2020-2021) for the fifth consecutive year. In March 2022, Alexandria Venture Investments was also recognized by AgFunder in its “2022 AgriFoodTech Investment Report” as one of the five most active U.S. Investors in agrifoodtech by number of companies in which it invested (2021) for the second consecutive year.
•Several of Alexandria’s facilities and campuses across our regions received awards in honor of excellence in operations, development, and design:
•200 Technology Square on the Alexandria Technology Square® mega campus in our Cambridge/Inner Suburbs submarket earned a 2022 BOMA Mid-Atlantic TOBY (The Outstanding Building of the Year) award in the Corporate Category. The TOBY Awards honor and recognize quality in building operations and award excellence in building management.
•The Alexandria Center® for AgTech in our Research Triangle submarket was named Top Flex/Warehouse Development in the Triangle Business Journal’s 2022 SPACE Awards. The annual SPACE Awards recognize the Research Triangle’s top real estate developments and transactions.
•685 Gateway Boulevard, an amenities building on our Alexandria Technology Center® – Gateway mega campus in our South San Francisco submarket, which is on track to achieve Zero Energy Certification, was awarded one of 10 national awards issued by WoodWorks – Wood Products Council in the 2022 Wood Design Awards, an annual awards program that celebrates excellence in wood building design.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	3

Acquisitions
March 31, 2022
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage										Purchase Price
					Acquisitions With Development/Redevelopment Opportunities(1)
					Future Development		Active Development/Redevelopment	Operating With Future Development/ Redevelopment		Operating(2)		Operating		Total(3)

Completed in 1Q22:
421 Park Drive(4)	Fenway/Greater Boston	1/13/22	—	N/A	202,997	(4)	—	—		—		—		202,997	$81,119	(4)
225 and 235 Presidential Way	Route 128/Greater Boston	1/28/22	2	100%	—		—	440,130		—		—		440,130	124,673
1150 El Camino Real	South San Francisco/San Francisco Bay Area	2/8/22	1	99	610,000		—	431,940		70,000		—		680,000	118,000
3301, 3303, 3305, and 3307 Hillview Avenue	Greater Stanford/ San Francisco Bay Area	1/6/22	4	100	—		—	292,013		—		—		292,013	446,000
Costa Verde by Alexandria	University Town Center/ San Diego	1/11/22	2	100	537,000		—	8,730		—		—		545,730	125,000
800 Mercer Street (60% interest in consolidated JV)	Lake Union/Seattle	3/18/22	—	N/A	869,000		—	—		—		—		869,000	87,608
Alexandria Center® for Life Science – Durham	Research Triangle/Research Triangle	1/11/22	—	N/A	1,175,000		—	—		—		—		1,175,000	99,428
104 and 108/110/112/114 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive(5)	Research Triangle/Research Triangle	1/6/22	4	89	750,000		—	69,485		—		—		819,485	80,000
Intersection Campus	Texas/Other	2/18/22	9	81	—		—	998,099		—		—		998,099	400,400
Other	Various	Various	7	92	473,994		—	428,097		381,760		—		1,283,851	278,489
			29	91%	4,617,991		—	2,668,494	(6)	451,760	(6)	—	(6)	7,306,305	1,840,717
Other targeted acquisitions															1,159,283
2022 acquisitions (midpoint)															$3,000,000

2022 guidance range														$2,500,000 – $3,500,000

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(2)Represents the operating component of our value-creation acquisitions that is not expected to undergo future development or redevelopment.
(3)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation with future development or redevelopment opportunities. We intend to demolish and develop or to redevelop the existing properties upon expiration of the existing in-place leases. Refer to “Definitions and reconciliations” in our Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)Represents the incremental purchase price related to the achievement of additional entitlement rights aggregating 202,997 SF at our Alexandria Center® for Life Science – Fenway mega campus.
(5)Includes the acquisition of fee simple interests in the land underlying our recently acquired 108/110/112/114 TW Alexander Drive buildings, which were previously subject to ground leases.
(6)We expect the acquisitions completed during the three months ended March 31, 2022 to generate initial annual net operating income of approximately $75 million for the twelve months following acquisition. These acquisitions included 29 operating properties with a weighted-average acquisition date of January 23, 2022 (weighted by initial annual net operating income).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	4

Dispositions and Sales of Partial Interest
March 31, 2022
(Dollars in thousands)

						Capitalization Rate (Cash Basis)					Sales Price per RSF	Consideration in Excess of Book Value
Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Capitalization Rate		Sales Price

100 Binney Street	Cambridge/Greater Boston	3/30/22	70%	432,931	3.6%	3.5%	$713,228			(1)	$2,353	$413,615	(2)

Other	Greater Boston	2Q22	100%	TBD			300,000	–	400,000			TBD
Other		TBD	TBD	TBD			286,772	–	1,486,772			TBD
2022 guidance range							$1,300,000	–	$2,600,000

(1)Represents the contractual sales price for the percentage interest of the property sold by us.
(2)We retained control over the newly formed real estate joint venture and therefore continued to consolidate this property. We accounted for the difference between the consideration received and the book value of the interest sold as an equity transaction, with no gain or loss recognized in earnings.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	5

Guidance
March 31, 2022
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2022. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 7 of this Earnings Press Release for additional details.

	2022 Guidance			2022 Guidance Midpoint
Summary of Key Changes in Guidance	As of 4/25/22	As of 1/31/22	Summary of Key Changes in Sources and Uses of Capital Guidance	As of 4/25/22	As of 1/31/22
EPS, FFO per share, and FFO per share, as adjusted	See updates below		Dispositions and sales of partial interest	$1,950	$1,700
Same property net operating income increases	5.9% to 7.9%	5.5% to 7.5%	Issuance of unsecured senior notes payable	$1,800	$1,450
Straight-line rent revenue	$154 to $164	$150 to $160	Repayments of secured notes payable	$(195)	$—

Projected 2022 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 4/25/22	As of 1/31/22
Earnings per share(1)	$1.08 to $1.18	$2.65 to $2.85
Depreciation and amortization of real estate assets	5.65	5.65
Allocation to unvested restricted stock awards	(0.02)	(0.04)
Funds from operations per share(2)	$6.71 to $6.81	$8.26 to $8.46
Unrealized losses on non-real estate investments	1.67	—
Loss on early extinguishment of debt(3)	0.02	—
Allocation to unvested restricted stock awards	(0.02)	—
Other	(0.05)	—
Funds from operations per share, as adjusted(2)	$8.33 to $8.43	$8.26 to $8.46
Midpoint	$8.38	$8.36

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2022	95.2%	95.8%
Lease renewals and re-leasing of space:
Rental rate increases	30.0%	35.0%
Rental rate increases (cash basis)	18.0%	23.0%
Same property performance:
Net operating income increase	5.9%	7.9%
Net operating income increase (cash basis)	6.5%	8.5%
Straight-line rent revenue	$154	$164
General and administrative expenses	$168	$176
Capitalization of interest	$269	$279
Interest expense	$90	$100

Key Credit Metrics	2022 Guidance
Net debt and preferred stock to Adjusted EBITDA – 4Q22 annualized	Less than or equal to 5.1x
Fixed-charge coverage ratio – 4Q22 annualized	Greater than or equal to 5.1x

Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items as of 3/31/22
Sources of capital:
Net cash provided by operating activities after dividends	$275	$325	$300
Incremental debt	1,375	525	950	See below
Dispositions and sales of partial interest (refer to page 5)	1,300	2,600	1,950	$713
Common equity	2,250	3,250	2,750	$2,040	(4)
Total sources of capital	$5,200	$6,700	$5,950
Uses of capital:
Construction (refer to page 46)	$2,700	$3,200	$2,950
Acquisitions (refer to page 4)	2,500	3,500	3,000	$1,841
Total uses of capital	$5,200	$6,700	$5,950
Incremental debt (included above):
Issuance of unsecured senior notes payable	$1,800	$1,800	$1,800	$1,800
Repayments of secured notes payable	(195)	(195)	(195)	$(195)	(3)
Unsecured senior line of credit, commercial paper, and other	(230)	(1,080)	(655)
Incremental debt	$1,375	$525	$950

(1)Excludes unrealized gains or losses after March 31, 2022 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(3)Refer to “Subsequent event” on page 3 of this Earnings Press Release for additional details.
(4)Refer to “Key capital events” on page 2 of this Earnings Press Release for additional details. During the three months ended March 31, 2022, we entered into new forward equity sales agreements aggregating $2.0 billion to sell 9.9 million shares of our common stock. As of March 31, 2022, we settled a portion of these forward equity sales agreements by issuing 3.2 million shares and received net proceeds of $648.2 million. We expect to issue 6.6 million shares to settle our remaining outstanding forward equity sales agreements and receive net proceeds of approximately $1.3 billion in 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	6

Earnings Call Information and About the Company
March 31, 2022

We will host a conference call on Tuesday, April 26, 2022, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the first quarter ended March 31, 2022. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, April 26, 2022. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 3372112.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2022 is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2022q1.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Stephen A. Richardson, co-chief executive officer; Dean A. Shigenaga, president and chief financial officer; Paula Schwartz, managing director of Rx Communications Group, at (917) 322-2216; or Sara M. Kabakoff, vice president – communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office real estate investment trust (“REIT”), is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $42.8 billion and an asset base in North America of 74.2 million square feet (“SF”) as of March 31, 2022. The asset base in North America includes 41.9 million RSF of operating properties and 5.4 million RSF of Class A properties undergoing construction, 10.4 million RSF of near-term and intermediate-term development and redevelopment projects, and 16.5 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2022 earnings per share attributable to Alexandria’s common stockholders – diluted, 2022 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, GradLabs®, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	7

Consolidated Statements of Operations
March 31, 2022
(Dollars in thousands, except per share amounts)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Revenues:
Income from rentals	$612,554	$574,656	$546,527	$508,371	$478,695
Other income	2,511	2,267	1,232	1,248	1,154
Total revenues	615,065	576,923	547,759	509,619	479,849

Expenses:
Rental operations	181,328	175,717	165,995	143,955	137,888
General and administrative	40,931	41,654	37,931	37,880	33,996
Interest	29,440	34,862	35,678	35,158	36,467
Depreciation and amortization	240,659	239,254	210,842	190,052	180,913
Impairment of real estate	—	—	42,620	4,926	5,129
Loss on early extinguishment of debt	—	—	—	—	67,253
Total expenses	492,358	491,487	493,066	411,971	461,646

Equity in earnings of unconsolidated real estate joint ventures	220	3,018	3,091	2,609	3,537
Investment (loss) income	(240,319)	(112,884)	67,084	304,263	1,014
Gain (loss) on sales of real estate	—	124,226	(435)	—	2,779
Net (loss) income	(117,392)	99,796	124,433	404,520	25,533
Net income attributable to noncontrolling interests	(32,177)	(24,901)	(21,286)	(19,436)	(17,412)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	(149,569)	74,895	103,147	385,084	8,121
Net income attributable to unvested restricted stock awards	(2,081)	(2,098)	(1,883)	(4,521)	(2,014)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(151,650)	$72,797	$101,264	$380,563	$6,107

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$(0.96)	$0.47	$0.67	$2.61	$0.04
Diluted	$(0.96)	$0.47	$0.67	$2.61	$0.04

Weighted-average shares of common stock outstanding:
Basic	158,198	153,464	150,854	145,825	137,319
Diluted	158,198	154,307	151,561	146,058	137,688

Dividends declared per share of common stock	$1.15	$1.15	$1.12	$1.12	$1.09

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	8

Consolidated Balance Sheets
March 31, 2022
(In thousands)

	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Assets
Investments in real estate	$27,100,009	$24,980,669	$23,071,514	$21,692,385	$20,253,418
Investments in unconsolidated real estate joint ventures	38,456	38,483	321,737	323,622	325,928
Cash and cash equivalents	775,060	361,348	325,872	323,876	492,184
Restricted cash	95,106	53,879	42,182	33,697	42,219
Tenant receivables	7,570	7,379	7,749	6,710	7,556
Deferred rent	881,743	839,335	816,219	781,600	751,967
Deferred leasing costs	484,184	402,898	329,952	321,005	294,328
Investments	1,661,101	1,876,564	2,046,878	1,999,283	1,641,811
Other assets	1,801,027	1,658,818	1,596,615	1,536,672	1,424,935
Total assets	$32,844,256	$30,219,373	$28,558,718	$27,018,850	$25,234,346

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$208,910	$205,198	$198,758	$227,984	$229,406
Unsecured senior notes payable	10,094,337	8,316,678	8,314,851	8,313,025	8,311,512
Unsecured senior line of credit and commercial paper	—	269,990	749,978	299,990	—
Accounts payable, accrued expenses, and other liabilities	2,172,692	2,210,410	2,149,450	1,825,387	1,750,687
Dividends payable	187,701	183,847	173,560	170,647	160,779
Total liabilities	12,663,640	11,186,123	11,586,597	10,837,033	10,452,384

Commitments and contingencies

Redeemable noncontrolling interests	9,612	9,612	11,681	11,567	11,454

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,614	1,580	1,532	1,507	1,457
Additional paid-in capital	16,934,094	16,195,256	14,727,735	14,194,023	12,994,748
Accumulated other comprehensive loss	(5,727)	(7,294)	(6,029)	(4,508)	(5,799)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	16,929,981	16,189,542	14,723,238	14,191,022	12,990,406
Noncontrolling interests	3,241,023	2,834,096	2,237,202	1,979,228	1,780,102
Total equity	20,171,004	19,023,638	16,960,440	16,170,250	14,770,508
Total liabilities, noncontrolling interests, and equity	$32,844,256	$30,219,373	$28,558,718	$27,018,850	$25,234,346

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	9

Funds From Operations and Funds From Operations per Share
March 31, 2022
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Net (loss) income attributable to Alexandria’s common stockholders	$(151,650)	$72,797	$101,264	$380,563	$6,107
Depreciation and amortization of real estate assets	237,160	234,979	205,436	186,498	177,720
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(23,681)	(21,265)	(17,871)	(16,301)	(15,443)
Our share of depreciation and amortization from unconsolidated real estate JVs	955	3,058	3,465	4,135	3,076
(Gain) loss on sales of real estate	—	(124,226)	435	—	(2,779)
Impairment of real estate – rental properties	—	—	18,602	1,754	5,129
Allocation to unvested restricted stock awards	—	—	(1,472)	(2,191)	(201)
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	62,784	165,343	309,859	554,458	173,609
Unrealized losses (gains) on non-real estate investments	263,433	139,716	14,432	(244,031)	46,251
Significant realized gains on non-real estate investments	—	—	(52,427)	(34,773)	(22,919)
Impairment of real estate	—	—	24,018	3,172	—
Loss on early extinguishment of debt	—	—	—	—	67,253
Allocation to unvested restricted stock awards	(1,604)	(1,432)	149	3,428	(1,208)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$324,613	$303,627	$296,031	$282,254	$262,986

(1)Calculated in accordance with standards established by the Nareit Board of Governors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	10

Funds From Operations and Funds From Operations per Share (continued)
March 31, 2022
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Net (loss) income per share attributable to Alexandria’s common stockholders – diluted	$(0.96)	$0.47	$0.67	$2.61	$0.04
Depreciation and amortization of real estate assets	1.36	1.40	1.26	1.19	1.20
(Gain) loss on sales of real estate	—	(0.80)	—	—	(0.02)
Impairment of real estate – rental properties	—	—	0.12	0.01	0.04
Allocation to unvested restricted stock awards	—	—	(0.01)	(0.01)	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	0.40	1.07	2.04	3.80	1.26
Unrealized losses (gains) on non-real estate investments	1.67	0.91	0.10	(1.67)	0.34
Significant realized gains on non-real estate investments	—	—	(0.35)	(0.24)	(0.17)
Impairment of real estate	—	—	0.16	0.02	—
Loss on early extinguishment of debt	—	—	—	—	0.49
Allocation to unvested restricted stock awards	(0.02)	(0.01)	—	0.02	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.05	$1.97	$1.95	$1.93	$1.91

Weighted-average shares of common stock outstanding for calculation of:
Earnings per share – diluted	158,198	154,307	151,561	146,058	137,688
Funds from operations, diluted, per share	158,209	154,307	151,561	146,058	137,688
Funds from operations, diluted, as adjusted, per share	158,209	154,307	151,561	146,058	137,688

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	11

SUPPLEMENTAL
INFORMATION

Company Profile
March 31, 2022

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $42.8 billion and an asset base in North America of 74.2 million SF as of March 31, 2022. The asset base in North America includes 41.9 million RSF of operating properties and 5.4 million RSF of Class A properties undergoing construction, 10.4 million RSF of near-term and intermediate-term development and redevelopment projects, and 16.5 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 50% of our total annual rental revenue generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key urban life science, agtech, and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, agtech, and technology sectors provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 58 individuals, averaging 24 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 17 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Co-Chief Executive Officer & Co-Chief Investment Officer

Dean A. Shigenaga	Stephen A. Richardson
President & Chief Financial Officer	Co-Chief Executive Officer

Daniel J. Ryan	Hunter L. Kass
Co-Chief Investment Officer & Regional Market Director – San Diego	Executive Vice President – Regional Market Director – Greater Boston

John H. Cunningham	Lawrence J. Diamond
Executive Vice President – Regional Market Director – New York City	Co-Chief Operating Officer & Regional Market Director – Maryland

Vincent R. Ciruzzi	Joseph Hakman
Chief Development Officer	Co-Chief Operating Officer & Chief Strategic Transactions Officer

Jackie B. Clem	Marc E. Binda
General Counsel & Secretary	Executive Vice President – Finance & Treasurer

Andres R. Gavinet	Gary D. Dean
Chief Accounting Officer	Executive Vice President – Real Estate Legal Affairs

Terezia C. Nemeth	Onn C. Lee
Executive Vice President – Regional Market Director – San Francisco Bay Area	Executive Vice President – Accounting

Kristina A. Fukuzaki-Carlson	Madeleine T. Alsbrook
Executive Vice President – Business Operations	Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	13

Investor Information
March 31, 2022

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Website:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Jamie Feldman	Michael Bilerman / Emmanuel Korchman	Aaron Hecht	Michael Carroll / Jason Idoine
(646) 855-5808	(212) 816-1383 / (212) 816-1382	(415) 835-3963	(440) 715-2649 / (440) 715-2651

Berenberg Capital Markets	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Connor Siversky / Nate Crossett	Sheila McGrath / Wendy Ma	Anthony Paolone / Ray Zhong	David Rodgers / Nicholas Thillman
(646) 949-9037 / (646) 949-9030	(212) 497-0882 / (212) 497-0870	(212) 622-6682 / (212) 622-5411	(216) 737-7341 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA LLC	SMBC Nikko Securities America, Inc.
Tom Catherwood / John Nickodemus	Daniel Ismail / Dylan Burzinski	Vikram Malhotra / Georgi Dinkov	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6050	(949) 640-8780 / (949) 640-8780	(212) 282-3827 / (617) 352-1721	(646) 521-2351 / (646) 424-3202

CFRA
Kenneth Leon
(646) 517-2552

Fixed Income Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Devon Zhou	Thierry Perrein	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 526-3521 / (212) 526-6961	(646) 376-5303		(212) 438-1347 / (212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter / Ian Snyder
(212) 834-5086 / (212) 834-3798

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	14

Financial and Asset Base Highlights
March 31, 2022
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Selected financial data from consolidated financial statements and related information
Rental revenues	$469,537	$435,637	$415,918	$396,804	$370,233
Tenant recoveries	$143,017	$139,019	$130,609	$111,567	$108,462
General and administrative expenses	$40,931	$41,654	$37,931	$37,880	$33,996
General and administrative expenses as a percentage of net operating income – trailing 12 months	10.0%	10.2%	10.1%	9.8%	9.8%
Operating margin	71%	70%	70%	72%	71%
Adjusted EBITDA margin	71%	71%	71%	73%	73%
Adjusted EBITDA – quarter annualized	$1,734,956	$1,631,244	$1,557,652	$1,483,576	$1,398,880
Adjusted EBITDA – trailing 12 months	$1,601,857	$1,517,838	$1,442,929	$1,371,586	$1,314,153

Net debt at end of period	$9,514,256	$8,442,115	$8,960,645	$8,550,339	$8,074,808
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.5x	5.2x	5.8x	5.8x	5.8x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.9x	5.6x	6.2x	6.2x	6.1x

Total debt and preferred stock at end of period	$10,303,247	$8,791,866	$9,263,587	$8,840,999	$8,540,918
Gross assets at end of period	$36,795,922	$33,990,614	$32,173,158	$30,480,630	$28,553,943
Total debt and preferred stock to gross assets at end of period	28%	26%	29%	29%	30%

Fixed-charge coverage ratio – quarter annualized	5.1x	5.3x	5.1x	4.9x	4.7x
Fixed-charge coverage ratio – trailing 12 months	5.1x	5.0x	4.8x	4.6x	4.4x
Unencumbered net operating income as a percentage of total net operating income	97%	97%	97%	97%	97%

Closing stock price at end of period	$201.25	$222.96	$191.07	$181.94	$164.30
Common shares outstanding (in thousands) at end of period	161,408	158,044	153,284	150,708	145,656
Total equity capitalization at end of period	$32,483,420	$35,237,463	$29,287,880	$27,419,791	$23,931,208
Total market capitalization at end of period	$42,786,667	$44,029,329	$38,551,467	$36,260,790	$32,472,126

Dividend per share – quarter/annualized	$1.15/$4.60	$1.15/$4.60	$1.12/$4.48	$1.12/$4.48	$1.09/$4.36
Dividend payout ratio for the quarter	57%	60%	58%	60%	60%
Dividend yield – annualized	2.3%	2.1%	2.3%	2.5%	2.7%

Amounts related to operating leases:
Operating lease liabilities at end of period	$405,818	$434,745	$371,538	$371,905	$345,048
Rent expense	$7,718	$7,124	$6,228	$6,213	$5,866

Capitalized interest	$57,763	$44,078	$43,185	$43,492	$39,886
Weighted-average interest rate for capitalization of interest during the period	3.26%	3.22%	3.30%	3.47%	3.44%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	15

Financial and Asset Base Highlights (continued)
March 31, 2022
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	3/31/22		12/31/21	9/30/21	6/30/21	3/31/21
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$42,025		$25,942	$33,918	$27,903	$27,382
Amortization of acquired below-market leases	$13,915		$15,737	$13,664	$13,267	$12,112
Straight-line rent expense on ground leases	$416		$301	$58	$248	$290
Stock compensation expense	$14,028		$14,253	$9,728	$12,242	$12,446
Amortization of loan fees	$3,103		$2,911	$2,854	$2,859	$2,817
Amortization of debt premiums	$424		$502	$498	$465	$576
Non-revenue-enhancing capital expenditures:
Building improvements	$4,110		$4,027	$3,901	$3,669	$3,760
Tenant improvements and leasing commissions	$27,791		$109,516	$16,409	$47,439	$16,035

Operating statistics and related information (at end of period)
Number of properties – North America	446		414	407	381	360
RSF – North America (including development and redevelopment projects under construction)	47,364,067		43,670,737	43,044,195	40,076,883	37,916,882
Total square feet – North America	74,185,859		66,970,705	63,858,780	58,108,390	52,591,039
Annual rental revenue per occupied RSF – North America	$49.42		$48.65	$47.73	$48.65	$49.58
Occupancy of operating properties – North America	94.7%		94.0%	94.4%	94.3%	94.5%
Occupancy of operating properties – North America (excluding vacancy at recently acquired properties)	98.6%	(1)	98.7%	98.5%	98.1%	98.0%
Occupancy of operating and redevelopment properties – North America	88.9%		88.5%	89.6%	90.1%	89.2%
Weighted-average remaining lease term (in years)	7.3		7.5	7.4	7.5	7.6

Total leasing activity – RSF	2,463,438		4,094,174	1,810,630	1,933,838	1,677,659
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	32.2%		35.9%	35.3%	42.4%	36.2%
Rental rate increases (cash basis)	16.5%		22.9%	19.3%	25.4%	17.4%
RSF (included in total leasing activity above)	864,077		1,947,727	671,775	1,472,713	521,825

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	7.6%		5.0%	3.0%	3.7%	4.4%
Net operating income increase (cash basis)	7.3%		7.5%	7.1%	7.8%	6.1%

(1)Refer to “Occupancy” in this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	16

High-Quality, Diverse, and Innovative Tenants
March 31, 2022

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Industry Mix of 1,000+ Tenants(1)

Public Biotechnology
25%
Life Science Product, Service, and Device
21%
Private Biotechnology
7%
Future Change in Use(4)
6%
Investment-Grade and Large Cap Tech/Office
9%
Other (5)
4%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
10%
Multinational Pharmaceutical
18%

50%

of ARE’s Total Annual Rental Revenue(2)

Long-Duration Lease Terms

7.3 Years

Weighted-Average Remaining Term(3)
Percentage of ARE’s Annual Rental Revenue(2)
(1)Increase from prior quarter relates to the recent acquisition of 1150 El Camino Real, a retail operating mall, targeted for future development.
(2)Represents annual rental revenue in effect as of March 31, 2022.
(3)Based on aggregate annual rental revenue in effect as of March 31, 2022. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures.
(4)Represents annual rental revenue currently generated from space that is targeted for a future change in use. The weighted-average remaining term of these leases is 4.3 years.
(5)Our other tenants, aggregating 4.0% of our annual rental revenue, comprise 3.0% of annual rental revenue from technology, professional services, finance, telecommunications, and construction/real estate companies and only 1.0% from retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	17

Class A Properties in AAA Locations
March 31, 2022

High-Quality Cash Flows From High-Quality Tenants and
Class A Properties in AAA Locations

Industry-Leading Tenant Roster	AAA Locations

San Francisco Bay Area
25%
New York City
5%
San Diego
16%
Seattle
6%
Maryland
6%
Research Triangle
5%
2%
Other
Greater Boston
35%

86%

of ARE’s Top 20 Tenants’
Annual Rental Revenue(1)
Is From Investment-Grade
or Publicly Traded Large Cap Tenants

Percentage of ARE’s Annual Rental Revenue(1)

(1)Represents annual rental revenue in effect as of March 31, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	18

Occupancy
March 31, 2022

Solid Historical Occupancy(1)	Occupancy Across Key Locations

96%

Over 10 Years

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of March 31, 2022.
(2)Excludes 1.6 million RSF, or 3.9%, of vacancy at recently acquired properties (noted below) representing lease-up opportunities that are expected to generate incremental annual rental revenue. Approximately 34% of the vacant 1.6 million RSF is currently leased/negotiating. Additionally, approximately 12% of the vacant 1.6 million RSF represents spaces, spread across multiple recently acquired properties, that are expected to be converted to laboratory/office space in the future. We expect to deliver 30% to 40% of the 1.6 million RSF over the next three quarters. Excluding recently acquired vacancies, occupancy of operating properties in North America was 98.6% as of March 31, 2022. The following table provides vacancy detail for our recent acquisitions:

		As of March 31, 2022			Percentage of Vacancy Leased/Negotiating RSF
		Vacant RSF	Operating Properties Occupancy Impact
Property	Market/Submarket		Region	North America
Intersection Campus	Other/Texas	185,136	8.6%	0.5%	35%
Alexandria Center® for Life Science – Durham	Research Triangle/Research Triangle	162,382	4.7%	0.4	60
601, 611, and 651 Gateway Boulevard	San Francisco Bay Area/South San Francisco	143,317	1.7%	0.4	46
275 Grove Street	Greater Boston/Route 128	137,940	1.2%	0.3	47
Other	Greater Boston/Other	95,501	0.9%	0.2	—
Alexandria Center® for Life Science – Fenway	Greater Boston/Fenway	89,055	0.8%	0.2	—
Other acquisitions	Various	783,389	N/A	1.9	32
		1,596,720		3.9%	34%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	19

Key Operating Metrics
March 31, 2022

Historical Same Property Net Operating Income Growth	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Technology Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	97%
	Stable cash flows
	Percentage of triple net leases	91%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	94%

Historical Rental Rate Growth: Renewed/Re-Leased Space	Margins(2)

	Operating	Adjusted EBITDA
	71%	71%

(1)Percentages calculated based on annual rental revenue as of March 31, 2022.
(2)Represents percentages for the three months ended March 31, 2022.
(3)Includes short-term renewals with BMS at various properties aggregating 251,860 RSF in our San Diego market to allow for expansion and consolidation into a 426,927 RSF development project at Alexandria Point. Excluding these short-term renewals, rental rate increases for the three months ended March 31, 2022 were 39.8% and 23.2% (cash basis).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	20

Same Property Performance
March 31, 2022
(Dollars in thousands)

Same Property Financial Data	Three Months Ended March 31, 2022	Same Property Statistical Data	Three Months Ended March 31, 2022
Percentage change over comparable period from prior year:		Number of same properties	281
Net operating income increase	7.6%	Rentable square feet	27,779,677
Net operating income increase (cash basis)	7.3%	Occupancy – current-period average	95.5%
Operating margin	72%	Occupancy – same-period prior-year average	94.4%

	Three Months Ended March 31,
	2022	2021	$ Change	% Change
Income from rentals:
Same properties	$357,299	$331,179	$26,120	7.9%
Non-same properties	112,238	39,054	73,184	187.4
Rental revenues	469,537	370,233	99,304	26.8

Same properties	117,283	101,081	16,202	16.0
Non-same properties	25,734	7,381	18,353	248.7
Tenant recoveries	143,017	108,462	34,555	31.9

Income from rentals	612,554	478,695	133,859	28.0

Same properties	177	104	73	70.2
Non-same properties	2,334	1,050	1,284	122.3
Other income	2,511	1,154	1,357	117.6

Same properties	474,759	432,364	42,395	9.8
Non-same properties	140,306	47,485	92,821	195.5
Total revenues	615,065	479,849	135,216	28.2

Same properties	135,179	116,781	18,398	15.8
Non-same properties	46,149	21,107	25,042	118.6
Rental operations	181,328	137,888	43,440	31.5

Same properties	339,580	315,583	23,997	7.6
Non-same properties	94,157	26,378	67,779	257.0
Net operating income	$433,737	$341,961	$91,776	26.8%

Net operating income – same properties	$339,580	$315,583	$23,997	7.6%
Straight-line rent revenue	(26,695)	(22,577)	(4,118)	18.2
Amortization of acquired below-market leases	(6,178)	(7,267)	1,089	(15.0)
Net operating income – same properties (cash basis)	$306,707	$285,739	$20,968	7.3%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	21

Leasing Activity
March 31, 2022
(Dollars per RSF)

	Three Months Ended				Year Ended
	March 31, 2022				December 31, 2021
	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	32.2%	(2)	16.5%	(2)	37.9%	22.6%
New rates	$59.46		$57.18		$59.00	$55.60
Expiring rates	$44.97		$49.07		$42.80	$45.36
RSF	864,077				4,614,040
Tenant improvements/leasing commissions	$32.16				$41.05
Weighted-average lease term	4.3 years				6.3 years

Developed/redeveloped/previously vacant space leased(3)
New rates	$81.99		$71.55		$78.52	$69.42
RSF	1,599,361				4,902,261
Weighted-average lease term	13.0 years				11.2 years

Leasing activity summary (totals):
New rates	$74.09		$66.51		$69.05	$62.72
RSF	2,463,438	(4)			9,516,301
Weighted-average lease term	9.9 years				8.8 years

Lease expirations(1)
Expiring rates	$41.60		$40.40		$41.53	$43.70
RSF	1,522,582				5,747,192

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 250,724 RSF and 110,180 RSF as of March 31, 2022 and December 31, 2021, respectively.
(2)Includes short-term renewals with BMS at various properties aggregating 251,860 RSF in our San Diego market to allow for expansion and consolidation into a 426,927 RSF development project at Alexandria Point. Excluding these short-term renewals, rental rate increases for the three months ended March 31, 2022 were 39.8% and 23.2% (cash basis).
(3)Refer to “New Class A development and redevelopment properties: summary of pipeline” of this Supplemental Information for additional details on total project costs.
(4)During the three months ended March 31, 2022, we granted tenant concessions/free rent averaging 2.6 months with respect to the 2,463,438 RSF leased. Approximately 57% of the leases executed during the three months ended March 31, 2022 did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	22

Contractual Lease Expirations
March 31, 2022

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2022 (2)	1,805,956	4.6%	$39.40	3.8%
2023	3,826,609	9.7%	$39.64	8.0%
2024	3,438,769	8.7%	$43.96	8.0%
2025	3,640,356	9.2%	$47.54	9.2%
2026	2,657,842	6.7%	$51.19	7.2%
2027	2,749,767	7.0%	$51.62	7.5%
2028	3,593,127	9.1%	$50.45	9.6%
2029	2,360,823	6.0%	$55.89	7.0%
2030	2,195,949	5.6%	$58.28	6.8%
2031	3,181,073	8.1%	$53.00	8.9%
Thereafter	10,006,555	25.3%	$45.14	24.0%

Market	2022 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2023 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment(3)	Remaining Expiring Leases(4)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment	Remaining Expiring Leases	Total

Greater Boston	90,810	65,361	102,728	54,380	313,279	$48.05	112,470	9,646	323,110	716,758	1,161,984	$51.00
San Francisco Bay Area	1,800	100,579	250,000	101,115	453,494	47.12	—	12,456	—	568,753	581,209	55.45
New York City	14,891	—	—	830	15,721	N/A	—	—	—	70,962	70,962	N/A
San Diego	111,796	33,734	92,275	102,766	340,571	38.99	17,182	44,681	269,048	722,617	1,053,528	29.10
Seattle	11,000	—	56,841	95,689	163,530	25.76	—	—	105,635	231,631	337,266	21.87
Maryland	83,392	21,241	—	66,587	171,220	19.11	—	138,331	—	204,422	342,753	26.35
Research Triangle	—	5,258	62,490	104,152	171,900	26.82	—	—	—	247,691	247,691	30.01
Canada	—	—	—	2,197	2,197	N/A	—	—	—	13,321	13,321	N/A
Non-cluster/other markets	65,188	30,507	70,700	7,649	174,044	36.07	—	—	—	17,895	17,895	N/A
Total	378,877	256,680	635,034	535,365	1,805,956	$39.40	129,652	205,114	697,793	2,794,050	3,826,609	$39.64
Percentage of expiring leases	21%	14%	35%	30%	100%		3%	5%	18%	74%	100%

(1)Represents amounts in effect as of March 31, 2022.
(2)Excludes month-to-month leases aggregating 250,724 RSF as of March 31, 2022.
(3)Represents RSF targeted for development or redevelopment upon expiration of existing in-place leases primarily related to recently acquired properties with an average contractual lease expiration date of June 18, 2022, weighted by annual rental revenue. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)There are no remaining expiring leases greater than 50,000 RSF in 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	23

Top 20 Tenants
March 31, 2022
(Dollars in thousands, except average market cap amounts)

86% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	6.3		916,223	$66,301	3.5%	A2	A+	$142.3
2	Moderna, Inc.	14.8		878,933	52,579	2.8	—	—	$101.8
3	Eli Lilly and Company	7.2		733,781	48,999	2.6	A2	A+	$229.2
4	Sanofi	6.1		589,464	43,303	2.3	A1	AA	$128.9
5	Takeda Pharmaceutical Company Limited	7.8		549,760	37,399	2.0	Baa2	BBB+	$49.4
6	Illumina, Inc.	8.4		891,495	36,174	1.9	Baa3	BBB	$61.8
7	2seventy bio, Inc.	11.4		312,805	33,558	1.8	—	—	$0.6
8	Novartis AG	6.3		447,831	30,582	1.6	A1	AA-	$213.1
9	TIBCO Software Inc.	4.9	(2)	292,013	28,537	1.5	—	—	$—
10	Uber Technologies, Inc.	60.5	(3)	1,009,188	27,666	1.5	—	—	$83.3
11	Roche	7.3		425,131	26,507	1.4	Aa3	AA	$329.5
12	Maxar Technologies	3.5	(4)	478,000	21,803	1.1	—	—	$2.3
13	Merck & Co., Inc.	10.7		339,344	21,796	1.1	A1	A+	$196.9
14	Massachusetts Institute of Technology	6.7		257,626	21,165	1.1	Aaa	AAA	$—
15	United States Government	13.3		911,289	20,331	1.1	Aaa	AA+	$—
16	The Children's Hospital Corporation	14.6		269,816	20,066	1.1	Aa2	AA	$—
17	New York University	9.6		203,500	19,241	1.0	Aa2	AA-	$—
18	Pfizer Inc.	3.3		416,996	17,742	0.9	A2	A+	$258.8
19	Apple Inc.	3.1		604,382	17,512	0.9	Aaa	AA+	$2,487.7
20	Alphabet Inc.	4.7		354,304	16,917	0.9	Aa2	AA+	$1,782.7
	Total/weighted-average	10.5	(3)	10,881,881	$608,178	32.1%

(1)Based on aggregate annual rental revenue in effect as of March 31, 2022. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures and average daily market capitalization, respectively.
(2)Represents the remaining lease term at four recently acquired properties with future redevelopment and development opportunities. The leases with this tenant were in place when we acquired the properties during the three months ended March 31, 2022.
(3)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground leases, the weighted-average remaining lease term for our top 20 tenants was 8.2 years as of March 31, 2022.
(4)Represents the remaining lease term at two acquired properties with future redevelopment and development opportunities. The leases with this tenant were in place when we acquired the properties in 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	24

Summary of Properties and Occupancy
March 31, 2022
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	11,120,069	1,318,211	1,350,944	13,789,224	29%	93	$658,335	35%	$62.07
San Francisco Bay Area	8,678,996	230,592	300,010	9,209,598	19	72	474,500	25	61.06
New York City	1,186,453	—	83,566	1,270,019	3	5	87,699	5	75.11
San Diego	7,898,303	339,548	121,662	8,359,513	18	104	308,414	16	41.47
Seattle	2,813,803	311,631	213,976	3,339,410	7	46	106,869	6	38.79
Maryland	3,423,559	192,000	127,050	3,742,609	8	49	111,250	6	33.16
Research Triangle	3,464,603	381,453	325,936	4,171,992	9	41	89,819	5	27.70
Canada	549,777	—	—	549,777	1	6	9,813	1	23.33
Non-cluster/other markets	2,147,046	—	130,765	2,277,811	5	26	55,154	1	31.97
Properties held for sale	654,114	—	—	654,114	1	4	1,964	—	N/A
North America	41,936,723	2,773,435	2,653,909	47,364,067	100%	446	$1,903,817	100%	$49.42
		5,427,344

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	3/31/22		12/31/21	3/31/21	3/31/22	12/31/21	3/31/21
Greater Boston	95.4%	(1)	95.2%	96.2%	85.0%	83.2%	91.5%
San Francisco Bay Area	95.6	(1)	93.0	95.4	92.4	92.6	94.3
New York City	98.4		98.4	99.4	91.9	91.0	89.8
San Diego	94.2		93.1	93.3	92.7	91.7	90.3
Seattle	97.9		95.6	96.8	91.0	88.5	89.6
Maryland	100.0		99.8	97.9	96.4	96.0	90.4
Research Triangle	93.6	(1)	94.6	90.8	85.5	86.1	73.7
Subtotal	95.7		94.9	95.3	89.8	89.1	89.9
Canada	76.5		78.6	81.6	76.5	78.6	81.6
Non-cluster/other markets	80.4	(1)	75.1	52.6	75.7	75.1	52.6
North America	94.7%	(1)	94.0%	94.5%	88.9%	88.5%	89.2%

(1)Refer to “Occupancy” of this Supplemental Information for additional details on vacancy at recently acquired properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	25

Property Listing
March 31, 2022
(Dollars in thousands)

Mega Campuses Encompass 60% of Our Operating Property RSF(1)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,369,854	—	403,892	2,773,746	11	$183,251	98.5%	84.1%
50(2), 60(2), 75/125(2), 100(2), and 225(2) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, 11 Hurley Street, and One Rogers Street
Mega Campus: Alexandria Center® at One Kendall Square	815,186	462,100	—	1,277,286	11	72,151	96.8	96.8
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000, and 325 and 399 Binney Street
Mega Campus: Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	115,925	100.0	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	721,894	—	150,771	872,665	11	39,466	94.0	77.8
311, 321, and 343 Arsenal Street, 300 and 400 North Beacon Street, 1, 2, and 3 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way and 500 and 550 Arsenal Street	495,127	—	—	495,127	3	21,219	98.3	98.3
640 Memorial Drive	225,504	—	—	225,504	1	17,559	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	8,962	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,028	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	797	100.0	100.0
Cambridge/Inner Suburbs	5,988,716	462,100	554,663	7,005,479	49	463,358	98.1	89.8
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	927,499	510,116	—	1,437,615	2	58,565	90.4	90.4
401 Park Drive and 201 Brookline Avenue(2)
Seaport Innovation District
5 and 15(2) Necco Street	95,400	345,995	—	441,395	2	6,081	86.6	86.6
Mega Campus: 380 and 420 E Street	195,506	—	—	195,506	2	4,450	100.0	100.0
Seaport Innovation District	290,906	345,995	—	636,901	4	10,531	95.6	95.6
Route 128
Mega Campus: One Upland Road, 100 Tech Drive, and One Investors Way	706,988	—	—	706,988	4	29,059	100.0	100.0
19, 225, and 235 Presidential Way	585,022	—	—	585,022	3	13,508	99.9	99.9
Reservoir Woods	312,845	—	202,428	515,273	3	15,469	100.0	60.7
40, 50, and 60 Sylvan Road
275 Grove Street	509,702	—	—	509,702	3	15,551	72.9	72.9
Alexandria Park at 128	343,882	—	—	343,882	8	12,696	100.0	100.0
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	316,865	—	—	316,865	3	17,632	100.0	100.0
840 Winter Street	28,230	—	139,984	168,214	1	1,239	100.0	16.8
100 Beaver Street	82,330	—	—	82,330	1	5,086	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	2,912,134	—	342,412	3,254,546	27	$111,407	95.2%	85.2%

(1)As of March 31, 2022. Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.
(2)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	26

Property Listing (continued)
March 31, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston (continued)
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	$1,826	100.0%	100.0%
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
Route 495	246,891	—	—	246,891	3	2,475	100.0	100.0
Other	753,923	—	453,869	1,207,792	8	11,999	78.9	49.2
Greater Boston	11,120,069	1,318,211	1,350,944	13,789,224	93	658,335	95.4	85.0

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,015,177	—	—	2,015,177	9	97,506	99.8	99.8
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,015,177	—	—	2,015,177	9	97,506	99.8	99.8
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,114,890	230,592	300,010	1,645,492	12	54,190	85.9	67.7
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: 213(1), 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	48,951	100.0	100.0
Mega Campus: 1122 and 1150 El Camino Real	725,172	—	—	725,172	2	13,259	99.0	99.0
Alexandria Center® for Life Science – South San Francisco	504,551	—	—	504,551	3	36,598	100.0	100.0
201 Haskins Way and 400 and 450 East Jamie Court
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,908	100.0	100.0
7000 Shoreline Court	139,709	—	—	139,709	1	8,632	100.0	100.0
341 and 343 Oyster Point Boulevard	108,208	—	—	108,208	2	5,054	81.2	81.2
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,714	100.0	100.0
South San Francisco	3,771,776	230,592	300,010	4,302,378	27	182,306	95.1	88.1
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	739,192	—	—	739,192	9	48,590	95.3	95.3
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	703,742	—	—	703,742	9	62,648	97.8	97.8
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3825 and 3875 Fabian Way	478,000	—	—	478,000	2	21,802	100.0	100.0
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	338,751	—	—	338,751	5	21,133	73.8	73.8
2100, 2200, 2300, and 2400 Geng Road	194,648	—	—	194,648	4	9,302	79.2	79.2
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	194,503	—	—	194,503	3	18,012	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	$4,257	100.0%	100.0%

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	27

Property Listing (continued)
March 31, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area (continued)
Greater Stanford (continued)
Shoreway Science Center	82,462	—	—	82,462	2	$5,322	100.0%	100.0%
75 and 125 Shoreway Road
3350 West Bayshore Road	61,537	—	—	61,537	1	3,622	80.4	80.4
Greater Stanford	2,892,043	—	—	2,892,043	36	194,688	93.4	93.4
San Francisco Bay Area	8,678,996	230,592	300,010	9,209,598	72	474,500	95.6	92.4

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	68,789	97.5	97.5
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® for Life Science – Long Island City	95,534	—	83,566	179,100	1	4,904	100.0	53.3
30-02 48th Avenue
New York City	1,186,453	—	83,566	1,270,019	5	87,699	98.4	91.9

San Diego
Torrey Pines
Mega Campus: One Alexandria Square	928,554	—	—	928,554	11	48,365	90.8	90.8
3115 and 3215 Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10931/10933, 10975, and 11119 North Torrey Pines Road, 10975, 10995, and 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	298,863	—	—	298,863	3	15,597	100.0	100.0
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	213,900	—	—	213,900	4	12,452	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,441,317	—	—	1,441,317	18	76,414	94.1	94.1
University Town Center
Mega Campus: Alexandria Point(1)	1,436,198	—	—	1,436,198	8	73,225	97.3	97.3
9880(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, and 4242 Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
Mega Campus: University District	415,462	—	—	415,462	7	18,066	97.8	97.8
9625 Towne Centre Drive(1), 4755, 4757, and 4767 Nexus Center Drive, 4796 Executive Drive, 8505 Costa Verde Boulevard, and 4260 Nobel Drive
University Town Center	2,644,347	—	—	2,644,347	21	$121,269	98.2%	98.2%

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	28

Property Listing (continued)
March 31, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	814,767	195,435	51,621	1,061,823	14	$24,605	83.6%	78.6%
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	805,223	—	—	805,223	7	28,878	100.0	100.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	632,732	—	—	632,732	6	8,926	86.9	86.9
9389, 9393, 9401, 9444, 9455, and 9477 Waples Street
Summers Ridge Science Park	316,531	—	—	316,531	4	11,077	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
ARE Portola	101,857	—	—	101,857	3	3,603	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
7330 and 7360 Carroll Road	84,441	—	—	84,441	2	2,643	85.7	85.7
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	3,853	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,374	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,772	100.0	100.0
Sorrento Mesa	2,936,521	195,435	51,621	3,183,577	39	87,731	92.2	90.6
Sorrento Valley
3911, 3931, 3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	151,406	—	—	151,406	6	4,625	100.0	100.0
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	3,290	95.0	95.0
Sorrento Valley	273,061	—	—	273,061	12	7,915	97.8	97.8
Other	603,057	144,113	70,041	817,211	14	15,085	84.6	75.8
San Diego	7,898,303	339,548	121,662	8,359,513	104	308,414	94.2	92.7

Seattle
Lake Union
Mega Campus: The Eastlake Life Science Campus by Alexandria	937,290	311,631	—	1,248,921	9	56,164	99.6	99.6
1150, 1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union
400(1) and 601 Dexter Avenue North	308,791	—	—	308,791	2	15,203	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,854	100.0	100.0
Lake Union	1,276,786	311,631	—	1,588,417	12	73,221	99.7	99.7
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,587	70.5	70.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,849	—	—	36,849	2	1,538	100.0	100.0
Elliott Bay	84,595	—	—	84,595	3	$3,377	100.0%	100.0%

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	29

Property Listing (continued)
March 31, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle (continued)
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	1,060,958	—	—	1,060,958	22	$22,876	97.0%	97.0%
22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030, 22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522, 22722, and 22745 29th Drive Southeast, 21540, 22213, and 22309 30th Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street Southeast
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	246,647	—	213,976	460,623	6	4,708	98.7	52.9
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,307,605	—	213,976	1,521,581	28	27,584	97.3	83.6
Other	102,437	—	—	102,437	2	1,100	92.3	92.3
Seattle	2,813,803	311,631	213,976	3,339,410	46	106,869	97.9	91.0

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,072,891	192,000	78,533	1,343,424	18	45,964	100.0	93.2
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 Darnestown Road
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	2,966	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	4,021	100.0	100.0
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,988	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,530	100.0	100.0
Rockville	1,575,167	192,000	78,533	1,845,700	26	61,101	100.0	95.3
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	17,156	100.0	100.0
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,324	—	—	486,324	7	17,764	100.0	100.0
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	32,033	—	48,517	80,550	1	1,229	100.0	39.8
401 Professional Drive	63,154	—	—	63,154	1	1,911	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,272,899	—	48,517	1,321,416	20	$40,271	100.0%	96.3%

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	30

Property Listing (continued)
March 31, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland (continued)
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	$2,803	100.0%	100.0%
101 West Dickman Street(1)	135,423	—	—	135,423	1	948	100.0	100.0
Beltsville	327,307	—	—	327,307	2	3,751	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,423,559	192,000	127,050	3,742,609	49	111,250	100.0	96.4

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	1,942,675	—	325,936	2,268,611	16	37,645	91.6	78.5
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies	227,467	319,773	—	547,240	5	9,352	92.4	92.4
4, 6, 8, 10, and 12 Davis Drive
Alexandria Center® for AgTech	278,720	61,680	—	340,400	2	13,351	100.0	100.0
5 and 9 Laboratory Drive
104 and 108/110/112/114 TW Alexander Drive	227,902	—	—	227,902	5	7,001	95.9	95.9
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	4,293	92.8	92.8
100, 800, and 801 Capitola Drive
Alexandria Innovation Center® – Research Triangle	136,729	—	—	136,729	3	4,631	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,072	74.3	74.3
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	1,147	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	728	100.0	100.0
Research Triangle	3,464,603	381,453	325,936	4,171,992	41	89,819	93.6	85.5

Canada	549,777	—	—	549,777	6	9,813	76.5	76.5

Non-cluster/other markets	2,147,046	—	130,765	2,277,811	26	55,154	80.4	75.7

North America, excluding properties held for sale	41,282,609	2,773,435	2,653,909	46,709,953	442	1,901,853	94.7%	88.9%

Properties held for sale	654,114	—	—	654,114	4	1,964	100.0%	100.0%

Total – North America	41,936,723	2,773,435	2,653,909	47,364,067	446	$1,903,817
Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. Refer to “Summary of pipeline” and “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	31

Investments in Real Estate
March 31, 2022

Demand for our value-creation development and redevelopment projects consisting of high-quality office/laboratory space, and for our continued operational excellence at our world-class and sophisticated laboratory facilities, has translated into record leasing activity.

Projects Either Under Construction or Expected to Commence Construction in the Next Six Quarters(1)
>$665 Million Projected Incremental Annual Rental Revenue Primarily Commencing From 2Q22 Through 1Q25

8.0 million RSF(2)

77% Leased/Negotiating

As of March 31, 2022.

(1)We also expect other projects to commence construction in this time frame.
(2)Includes 5.4 million RSF under construction that is 76% leased/negotiating and 2.6 million RSF expected to commence construction in the next six quarters that is 82% leased/negotiating.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	32

Investments in Real Estate
March 31, 2022
(Dollars in thousands)

		Development and Redevelopment
	Operating	Under Construction	Near Term		Intermediate Term	Future	Subtotal	Total
Investments in real estate
Gross book value as of March 31, 2022(1)	$23,803,710	$3,381,675	$1,548,861		$627,550	$1,670,988	$7,229,074	$31,032,784

Square footage
Operating	41,936,723	—	—		—	—	—	41,936,723
New Class A development and redevelopment properties	—	5,427,344	7,650,119	(2)	3,850,000	19,660,365	36,587,828	36,587,828
Value-creation square feet currently included in rental properties(3)	—	—	(1,033,365)		(88,380)	(3,216,947)	(4,338,692)	(4,338,692)
Total square footage	41,936,723	5,427,344	6,616,754		3,761,620	16,443,418	32,249,136	74,185,859

(1)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.
(2)Includes 2.6 million RSF currently 82% leased/negotiating and expected to commence construction in the next six quarters. Refer to “New Class A development and redevelopment properties: current projects” for additional details.
(3)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	33

New Class A Development and Redevelopment Properties: Recent Deliveries

March 31, 2022

The Arsenal on the Charles	201 Haskins Way	825 and 835 Industrial Road
Greater Boston/ Cambridge/Inner Suburbs	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ Greater Stanford
236,907 RSF	323,190 RSF	526,129 RSF
100% Occupancy	100% Occupancy	100% Occupancy

Industrial Rd
Commercial St
ALEXANDRIA CENTER
FOR LIFE SCIENCE

3160 Porter Drive	30-02 48th Avenue	5505 Morehouse Drive
San Francisco Bay Area/ Greater Stanford	New York City/New York City	San Diego/Sorrento Mesa
92,300 RSF	52,940 RSF	28,324 RSF
83% Occupancy	100% Occupancy	100% Occupancy

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	34

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)

March 31, 2022
(Dollars in thousands)

3115 Merryfield Row	9601 and 9603 Medical Center Drive	9950 Medical Center Drive
San Diego/Torrey Pines	Maryland/Rockville	Maryland/Rockville
146,456 RSF	17,378 RSF	84,264 RSF
93% Occupancy	100% Occupancy	100% Occupancy

20400 Century Boulevard	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive(1)	5 and 9 Laboratory Drive(2)	8 and 10 Davis Drive(3)
Maryland/Gaithersburg	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
32,033 RSF	326,445 RSF	278,720 RSF	110,227 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

(1)Image represents 2400 Ellis Road in our Alexandria Center® for Life Science – Durham mega campus.
(2)Image represents 9 Laboratory Drive in our Alexandria Center® for AgTech campus.
(3)Image represents 10 Davis Drive in our Alexandria Center® for Advanced Technologies mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	35

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)

March 31, 2022

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service							Occupancy Percentage(3)	Total Project		Unlevered Yields
	1Q22 Delivery Date(1)		Prior to 1/1/21	1Q21	2Q21	3Q21	4Q21	1Q22(2)	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
											RSF	Investment
Development projects
201 Haskins Way/San Francisco Bay Area/South San Francisco	1/1/22	100%	—	—	171,042	55,358	44,479	52,311	323,190	100%	323,190	$367,000	6.3%	6.0%
825 and 835 Industrial Road/San Francisco Bay Area/Greater Stanford	2/1/22	100%	96,463	99,557	114,157	6,369	159,665	49,918	526,129	100%	526,129	631,000	6.7	6.5
3115 Merryfield Row/San Diego/Torrey Pines	3/27/22	100%	—	—	—	—	—	146,456	146,456	93%	146,456	150,000	6.3	6.2
1165 Eastlake Avenue East/Seattle/ Lake Union	N/A	100%	—	100,086	—	—	—	—	100,086	100%	100,086	138,000	6.3	6.4
9804 Medical Center Drive/Maryland/Rockville	N/A	100%	—	176,832	—	—	—	—	176,832	100%	176,832	89,300	8.3	8.0
9950 Medical Center Drive/Maryland/Rockville	2/1/22	100%	—	—	—	—	—	84,264	84,264	100%	84,264	57,000	8.9	7.8
5 and 9 Laboratory Drive/Research Triangle/Research Triangle	1/15/22	100%	180,400	—	—	25,812	61,297	11,211	278,720	100%	340,400	216,000	7.2	7.1
8 and 10 Davis Drive/Research Triangle/Research Triangle	1/25/22	100%	—	—	—	20,500	44,747	44,980	110,227	100%	250,000	151,000	7.5	7.3

Redevelopment projects
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	3/2/22	100%	—	—	—	86,546	50,565	99,796	236,907	100%	872,665	831,000	6.3	5.5
3160 Porter Drive/San Francisco Bay Area/Greater Stanford	1/18/22	100%	—	—	—	43,578	14,118	34,604	92,300	83%	92,300	117,000	4.6	4.6
30-02 48th Avenue/New York City/New York City	1/3/22	100%	17,716	—	15,176	—	8,956	11,092	52,940	100%	179,100	224,000	5.8	5.8
5505 Morehouse Drive/San Diego/Sorrento Mesa	N/A	100%	—	—	—	—	28,324	—	28,324	100%	79,945	67,000	6.9	7.0
Other/San Diego	N/A	100%	—	—	128,745	—	—	—	128,745	100%	128,745	47,000	8.0	8.0
9601 and 9603 Medical Center Drive/Maryland/Rockville	N/A	100%	—	—	—	—	17,378	—	17,378	100%	95,911	54,000	8.4	7.1
700 Quince Orchard Road/Maryland/Gaithersburg	N/A	100%	—	—	—	—	171,239	—	171,239	100%	171,239	79,000	8.8	7.4
20400 Century Boulevard/Maryland/Gaithersburg	3/1/22	100%	—	—	—	—	—	32,033	32,033	100%	80,550	35,000	8.5	8.6
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive/Research Triangle/Research Triangle	N/A	100%	—	—	326,445	—	—	—	326,445	100%	652,381	245,000	7.5	6.7
Total	2/14/22		294,579	376,475	755,565	238,163	600,768	566,665	2,832,215		4,300,193	$3,498,300	6.7%	6.3%

Refer to “New Class A development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)We expect the development and redevelopment RSF placed in service during the three months ended March 31, 2022 to generate initial annual net operating income of approximately $36 million for the twelve months following delivery.
(3)Relates to total operating RSF placed in service as of the most recent delivery.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	36

New Class A Development and Redevelopment Properties: Current Projects
March 31, 2022

325 Binney Street	One Rogers Street	The Arsenal on the Charles	201 Brookline Avenue	15 Necco Street
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/ Seaport Innovation District
462,100 RSF	403,892 RSF	150,771 RSF	510,116 RSF	345,995 RSF
100% Leased	100% Leased	95% Leased/Negotiating	96% Leased/Negotiating	97% Leased/Negotiating

40, 50, and 60 Sylvan Road	840 Winter Street	651 Gateway Boulevard	751 Gateway Boulevard	30-02 48th Avenue
Greater Boston/Route 128	Greater Boston/Route 128	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ South San Francisco	New York City/New York City
202,428 RSF	139,984 RSF	300,010 RSF	230,592 RSF	83,566 RSF
61% Leased/Negotiating	100% Leased	—% Leased/Negotiating	100% Leased	72% Leased/Negotiating

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	37

New Class A Development and Redevelopment Properties: Current Projects (continued)
March 31, 2022

10055 Barnes Canyon Road	5505 Morehouse Drive	1150 Eastlake Avenue East	9810 Darnestown Road	9601 and 9603 Medical Center Drive
San Diego/Sorrento Mesa	San Diego/Sorrento Mesa	Seattle/Lake Union	Maryland/Rockville	Maryland/Rockville
195,435 RSF	51,621 RSF	311,631 RSF	192,000 RSF	78,533 RSF
100% Leased	100% Leased	66% Leased/Negotiating	100% Leased	100% Leased

20400 Century Boulevard	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive(1)	5 and 9 Laboratory Drive(2)	8 and 10 Davis Drive(3)	4 Davis Drive
Maryland/Gaithersburg	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
48,517 RSF	325,936 RSF	61,680 RSF	139,773 RSF	180,000 RSF
78% Leased/Negotiating	92% Leased/Negotiating	96% Leased/Negotiating	91% Leased/Negotiating	—% Leased/Negotiating

(1)Image represents 14 TW Alexander Drive in our Alexandria Center® for Life Science – Durham mega campus.
(2)Image represents 9 Laboratory Drive in our Alexandria Center® for AgTech campus.
(3)Image represents 10 Davis Drive in our Alexandria Center® for Advanced Technologies mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	38

New Class A Development and Redevelopment Properties: Current Projects (continued)
March 31, 2022

Market Property/Submarket		Square Footage			Percentage		Occupancy(1)
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating	Initial	Stabilized
Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	Dev	—	462,100	462,100	100%	100%	2023	2024
One Rogers Street/Cambridge/Inner Suburbs	Redev	4,367	403,892	408,259	100	100	2023	2023
The Arsenal on the Charles/Cambridge/Inner Suburbs	Redev	721,894	150,771	872,665	93	95	3Q21	2022
201 Brookline Avenue/Fenway	Dev	—	510,116	510,116	96	96	2022	2023
15 Necco Street/Seaport Innovation District	Dev	—	345,995	345,995	97	97	2024	2024
40, 50, and 60 Sylvan Road/Route 128	Redev	312,845	202,428	515,273	61	61	2023	2024
840 Winter Street/Route 128	Redev	28,230	139,984	168,214	100	100	2024	2024
Other	Redev	—	453,869	453,869	—	—	2023	TBD
San Francisco Bay Area
651 Gateway Boulevard/South San Francisco	Redev	—	300,010	300,010	—	—	2023	2025
751 Gateway Boulevard/South San Francisco	Dev	—	230,592	230,592	100	100	2023	2023
New York City
30-02 48th Avenue/New York City	Redev	95,534	83,566	179,100	59	72	4Q20	2022
San Diego
10055 Barnes Canyon Road/Sorrento Mesa	Dev	—	195,435	195,435	100	100	2022	2022
5505 Morehouse Drive/Sorrento Mesa	Redev	28,324	51,621	79,945	100	100	4Q21	2022
10102 Hoyt Park Drive/Other	Dev	—	144,113	144,113	100	100	2023	2023
10277 Scripps Ranch Boulevard/Other	Redev	—	70,041	70,041	—	—	2023	TBD
Seattle
1150 Eastlake Avenue East/Lake Union	Dev	—	311,631	311,631	52	66	2023	2024
3301, 3555, and 3755 Monte Villa Parkway/Bothell	Redev	246,647	213,976	460,623	53	53	2022	2023
Maryland
9810 Darnestown Road/Rockville	Dev	—	192,000	192,000	100	100	2024	2024
9601 and 9603 Medical Center Drive/Rockville	Redev	17,378	78,533	95,911	100	100	4Q21	2023
20400 Century Boulevard/Gaithersburg	Redev	32,033	48,517	80,550	45	78	1Q22	2023
Research Triangle
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive/Research Triangle	Redev	326,445	325,936	652,381	77	92	2Q21	2022
5 and 9 Laboratory Drive/Research Triangle	Redev/Dev	278,720	61,680	340,400	93	96	3Q21	2022
8 and 10 Davis Drive/Research Triangle	Dev	110,227	139,773	250,000	84	91	3Q21	2022
4 Davis Drive/Research Triangle	Dev	—	180,000	180,000	—	—	2023	TBD
Other
Other	Redev	—	130,765	130,765	36	36	2023	TBD
		2,202,644	5,427,344	7,629,988	73%	76%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	39

New Class A Development and Redevelopment Properties: Current Projects (continued)
March 31, 2022

Market Property/Submarket		Square Footage			Percentage
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating
Pre-leased/negotiating near-term projects expected to commence construction in the next six quarters
Greater Boston
99 Coolidge Avenue/Cambridge/Inner Suburbs	Dev	—	275,000	275,000	—%	38%
The Arsenal on the Charles, Phase I/Cambridge/Inner Suburbs	Dev	—	120,454	120,454	84	84
The Arsenal on the Charles, Phase II/Cambridge/Inner Suburbs	Dev	—	127,564	127,564	30	87
San Francisco Bay Area
230 Harriet Tubman Way/South San Francisco	Dev	—	289,000	289,000	—	100
San Diego
11255 and 11355 North Torrey Pines Road/Torrey Pines	Dev	—	309,094	309,094	100	100
10931 and 10933 North Torrey Pines Road/Torrey Pines	Dev	—	299,158	299,158	100	100
Alexandria Point, Phase II/University Town Center	Dev	—	426,927	426,927	100	100
Alexandria Point, Phase I/University Town Center	Dev	—	171,102	171,102	100	100
Seattle
701 Dexter Avenue North/Lake Union	Dev	—	226,586	226,586	—	9
Maryland
9820 Darnestown Road/Rockville	Dev	—	250,000	250,000	—	100
9808 Medical Center Drive/Rockville	Dev	—	90,000	90,000	29	29
		—	2,584,885	2,584,885	53	82
		2,202,644	8,012,229	10,214,873	68%	77%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	40

New Class A Development and Redevelopment Properties: Current Projects (continued)

March 31, 2022
(Dollars in thousands)

	Our Ownership Interest							Unlevered Yields
Market Property/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	100%	$—	$275,455	$505,545		$781,000		8.6%	7.2%
One Rogers Street/Cambridge/Inner Suburbs	100%	10,731	872,239	323,030		1,206,000		5.2%	4.2%
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	616,058	155,479	59,463		831,000		6.3%	5.5%
201 Brookline Avenue/Fenway	98.4%	—	511,895	222,105		734,000		7.2%	6.2%
15 Necco Street/Seaport Innovation District	90.0%	—	244,695	322,305		567,000		6.7%	5.5%
40, 50, and 60 Sylvan Road/Route 128	100%	173,672	98,679	TBD
840 Winter Street/Route 128	100%	14,285	74,926	118,789		208,000		7.5%	6.5%
Other	100%	—	117,910	TBD
San Francisco Bay Area
651 Gateway Boulevard/South San Francisco	50.0%	—	106,651	TBD
751 Gateway Boulevard/South San Francisco	50.0%	—	106,563	183,437		290,000		6.5%	6.3%
New York City
30-02 48th Avenue/New York City	100%	86,370	103,587	34,043		224,000		5.8%	5.8%
San Diego
10055 Barnes Canyon Road/Sorrento Mesa	50.0%	—	99,550	81,450		181,000		7.2%	6.6%
5505 Morehouse Drive/Sorrento Mesa	100%	17,571	44,569	4,860		67,000		6.9%	7.0%
10102 Hoyt Park Drive/Other	100%	—	55,121	58,879		114,000		7.4%	6.5%
10277 Scripps Ranch Boulevard/Other	100%	—	27,044	TBD
Seattle
1150 Eastlake Avenue East/Lake Union	100%	—	129,539	275,461		405,000		6.4%	6.2%
3301, 3555, and 3755 Monte Villa Parkway/Bothell	100%	56,483	73,892	TBD
Maryland
9810 Darnestown Road/Rockville	100%	—	37,279	95,721		133,000		6.9%	6.2%
9601 and 9603 Medical Center Drive/Rockville	100%	6,183	26,587	21,230		54,000		8.4%	7.1%
20400 Century Boulevard/Gaithersburg	100%	13,226	9,196	12,578		35,000		8.5%	8.6%
Research Triangle
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive/Research Triangle	100%	95,238	83,501	66,261		245,000		7.5%	6.7%
5 and 9 Laboratory Drive/Research Triangle	100%	158,131	31,726	26,143		216,000		7.2%	7.1%
8 and 10 Davis Drive/Research Triangle	100%	59,910	64,454	26,636		151,000		7.5%	7.3%
4 Davis Drive/Research Triangle	100%	—	15,734	TBD
Other
Other	100%	—	15,404	TBD

		$1,307,858	$3,381,675	$3,790,000	(1)	$8,480,000	(1)
(1)Amounts rounded to the nearest $10 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	41

New Class A Development and Redevelopment Properties: Summary of Pipeline
March 31, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

Greater Boston
Mega Campus: Alexandria Center® at One Kendall Square/Cambridge/ Inner Suburbs	100%	$275,455	462,100	—	—	—	462,100
325 Binney Street
Mega Campus: Alexandria Center® at Kendall Square/Cambridge/ Inner Suburbs	100%	872,239	403,892	—	—	—	403,892
One Rogers Street
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	202,920	150,771	248,018	—	34,157	432,946
311 Arsenal Street, 400 North Beacon Street, and 100 and 200 Talcott Avenue
Mega Campus: Alexandria Center® for Life Science – Fenway/Fenway	(2)	763,523	510,116	507,997	—	—	1,018,113
201 Brookline Avenue and 421 Park Drive
15 Necco Street/Seaport Innovation District	90.0%	244,695	345,995	—	—	—	345,995
Reservoir Woods/Route 128	100%	147,531	202,428	312,845	—	440,000	955,273
40, 50, and 60 Sylvan Road
840 Winter Street/Route 128	100%	74,926	139,984	28,230	—	—	168,214
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	73,515	—	275,000	—	—	275,000
275 Grove Street/Route 128	100%	—	—	160,251	—	—	160,251
10 Necco Street/Seaport Innovation District	100%	95,605	—	—	175,000	—	175,000
215 Presidential Way/Route 128	100%	6,808	—	—	112,000	—	112,000
Mega Campus: 480 Arsenal Way and 500 and 550 Arsenal Street/Cambridge/Inner Suburbs	100%	56,258	—	—	—	775,000	775,000
550 Arsenal Street
Mega Campus: Alexandria Technology Square®/Cambridge/Inner Suburbs	100%	7,881	—	—	—	100,000	100,000
Mega Campus: 380 and 420 E Street/Seaport Innovation District	100%	122,082	—	—	—	1,000,000	1,000,000
99 A Street/Seaport Innovation District	100%	48,476	—	—	—	235,000	235,000
Mega Campus: One Upland Road, 100 Tech Drive, and One Investors Way/Route 128	100%	23,848	—	—	—	1,100,000	1,100,000
Other value-creation projects	100%	169,414	453,869	190,992	—	466,504	1,111,365
		$3,185,176	2,669,155	1,723,333	287,000	4,150,661	8,830,149

(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 98.4% ownership interest in 201 Brookline Avenue aggregating 510,116 SF, which is currently under construction. We have a 100% ownership interest in the near-term development project at 421 Park Drive aggregating 507,997 SF.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term		Future	Total(1)

San Francisco Bay Area
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	50.0%	$235,804	530,602	—	—		291,000	821,602
651 and 751 Gateway Boulevard
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	100%	60,822	—	191,000	—		—	191,000
1450 Owens Street
Alexandria Center® for Life Science – Millbrae/South San Francisco	42.3%	140,493	—	637,401	—		—	637,401
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
3825 and 3875 Fabian Way/Greater Stanford	100%	—	—	250,000	—		228,000	478,000
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	357,374	—	105,000	700,000		692,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
901 California Avenue/Greater Stanford	100%	5,039	—	56,924	—		—	56,924
Mega Campus: 88 Bluxome Street/SoMa	100%	327,684	—	1,070,925	—		—	1,070,925
Mega Campus: 1122, 1150, and 1178 El Camino Real/South San Francisco	100%	330,402	—	—	—		1,930,000	1,930,000
Mega Campus: 211(2), 213(2), 249, 259, 269, and 279 East Grand Avenue/ South San Francisco	100%	6,480	—	—	—		90,000	90,000
211 East Grand Avenue
Other value-creation projects	100%	—	—	—	—		25,000	25,000
		1,464,098	530,602	2,311,250	700,000		3,256,830	6,798,682
New York City
Alexandria Center® for Life Science – Long Island City/New York City	100%	134,581	83,566	135,938	—		—	219,504
30-02 48th Avenue and 47-50 30th Street
Mega Campus: Alexandria Center® for Life Science – New York City/ New York City	100%	86,963	—	—	550,000	(3)	—	550,000
219 East 42nd Street/New York City	100%	—	—	—	—		579,947	579,947
		$221,544	83,566	135,938	550,000		579,947	1,349,451

(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(3)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new building approximating 550,000 SF.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

San Diego
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	$236,230	247,056	190,074	160,000	333,845	930,975
9805 Scranton Road, 5505 Morehouse Drive(2), and 10055 and 10075 Barnes Canyon Road
10102 Hoyt Park Drive/Other	100%	55,121	144,113	—	—	—	144,113
10277 Scripps Ranch Boulevard/Other	100%	27,044	70,041	—	—	—	70,041
Mega Campus: One Alexandria Square/Torrey Pines	100%	167,385	—	608,252	—	125,280	733,532
10931, 10933, 11255, and 11355 North Torrey Pines Road and 10975 and 10995 Torreyana Road
Mega Campus: Alexandria Point/University Town Center	55.0%	123,143	—	598,029	—	324,445	922,474
10260 Campus Point Drive and 4110, 4150, and 4161 Campus Point Court
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	40,289	—	200,000	509,000	1,089,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Mega Campus: University District/University Town Center	100%	185,201	—	—	1,137,000	—	1,137,000
9363, 9373, 9393 Towne Centre Drive, 4555 Executive Drive, 8410-8750 Genesee Avenue, and 4282 Esplanade Court
9444 Waples Street/Sorrento Mesa	50.0%	19,061	—	—	149,000	—	149,000
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	13,643	—	—	—	451,832	451,832
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	14,951	—	—	—	247,000	247,000
Other value-creation projects	100%	14,432	—	54,000	—	114,235	168,235
		896,500	461,210	1,650,355	1,955,000	2,686,552	6,753,117
Seattle
Mega Campus: The Eastlake Life Science Campus by Alexandria/ Lake Union	100%	129,539	311,631	—	—	—	311,631
1150 Eastlake Avenue East
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	73,892	213,976	50,552	—	—	264,528
3301, 3555, and 3755 Monte Villa Parkway
Mega Campus: Alexandria Center® for Life Science – South Lake Union/ Lake Union	(3)	$314,591	—	1,095,586	—	188,400	1,283,986
601 and 701 Dexter Avenue North and 800 Mercer Street
(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We own 100% of this property.
(3)We have a 100% ownership interest in 601 and 701 Dexter Avenue North aggregating 414,986 SF and a 60% ownership interest in the near-term development project at 800 Mercer Street aggregating 869,000 SF.

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New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction	Near Term	Intermediate Term	Future	Total(1)

Seattle (continued)
830 and 1010 4th Avenue South/SoDo	100%	$51,967		—	—	—	597,313	597,313
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	13,063		—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other value-creation projects	100%	77,798		—	—	—	691,000	691,000
		660,850		525,607	1,146,138	—	1,706,713	3,378,458
Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	116,831		270,533	340,000	258,000	38,000	906,533
9601, 9603, and 9808 Medical Center Drive and 9810, 9820, and 9830 Darnestown Road
20400 Century Boulevard/Gaithersburg	100%	9,196		48,517	—	—	—	48,517
		126,027		319,050	340,000	258,000	38,000	955,050
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham/ Research Triangle	100%	228,493		325,936	100,000	—	2,060,000	2,485,936
40 and 41 Moore Drive and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies/ Research Triangle	100%	114,798		319,773	—	—	990,000	1,309,773
4, 8, and 10 Davis Drive
Alexandria Center® for AgTech/Research Triangle	100%	31,726		61,680	—	—	—	61,680
9 Laboratory Drive
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	96,998		—	100,000	100,000	855,000	1,055,000
3029 East Cornwallis Road
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive/Research Triangle	100%	49,611		—	—	—	750,000	750,000
Other value-creation projects	100%	4,185		—	—	—	76,262	76,262
		525,811		707,389	200,000	100,000	4,731,262	5,738,651
Other value-creation projects	100%	149,068		130,765	143,105	—	2,510,400	2,784,270
Total pipeline as of March 31, 2022		$7,229,074	(2)	5,427,344	7,650,119	3,850,000	19,660,365	36,587,828	(1)

(1)Total square footage includes 4,338,692 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Total book value includes $3.4 billion of projects currently under construction that are 76% leased/negotiating. We also expect to commence construction on pre-leased/negotiating near-term projects aggregating $479.5 million in the next six quarters that are 82% leased/negotiating.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	45

Construction Spending
March 31, 2022
(In thousands)

Three Months Ended
Construction Spending	March 31, 2022
Additions to real estate – consolidated projects	$666,364
Investments in unconsolidated real estate joint ventures	335
Contributions from noncontrolling interests	(45,182)
Construction spending (cash basis)	621,517
Change in accrued construction	(35,417)
Construction spending	586,100
Projected construction spending for the nine months ending December 31, 2022	2,363,900
Guidance midpoint	$2,950,000

Year Ending
Projected Construction Spending	December 31, 2022
Development, redevelopment, and pre-construction projects	$3,056,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(286,000)
Revenue-enhancing and repositioning capital expenditures	98,000
Non-revenue-enhancing capital expenditures	82,000
Guidance midpoint	$2,950,000

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	46

Joint Venture Financial Information
March 31, 2022

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 Binney Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		432,931
225 Binney Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		305,212
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		— (2)
Alexandria Center® for Science and Technology – Mission Bay(3)	San Francisco Bay Area	Mission Bay	75.0%		1,005,989
Alexandria Technology Center® – Gateway(4)	San Francisco Bay Area	South San Francisco	50.0%		789,567
213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	57.7%		—
Alexandria Point(5)	San Diego	University Town Center	45.0%		1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	49.9%		163,648
SD Tech by Alexandria(6)	San Diego	Sorrento Mesa	50.0%		683,503
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		632,732
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Seattle	Lake Union	70.0%		321,218
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,111
800 Mercer Street	Seattle	Lake Union	40.0%		—

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(7)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(8)	(9)
1450 Research Boulevard	Maryland	Rockville	73.2%	(10)	42,679
101 West Dickman Street	Maryland	Beltsville	57.9%	(10)	135,423

(1)In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in three other real estate joint ventures in North America.
(2)We expect to commence vertical construction of 275,000 RSF during 2022.
(3)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(4)Includes 601, 611, 651, 681, 685, 701, and 751 Gateway Boulevard in our South San Francisco submarket. Noncontrolling interest share is anticipated to be 49% as we make further contributions into the joint venture over time.
(5)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4150, 4161, 4224, and 4242 Campus Point Court in our University Town Center submarket.
(6)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road and 10055 and 10065 Barnes Canyon Road in our Sorrento Mesa submarket.
(7)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(8)Represents our ownership interest; our voting interest is limited to 50%.
(9)Represents a joint venture with a distinguished retail real estate developer for an approximately 90,000 RSF retail shopping center.
(10)Represents a joint venture with a local real estate operator in which our partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	47

Joint Venture Financial Information (continued)
March 31, 2022
(In thousands)

	As of March 31, 2022
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$2,962,080	$110,530
Cash, cash equivalents, and restricted cash	97,149	4,899
Other assets	339,658	10,465
Secured notes payable (refer to page 52)	(3,311)	(83,860)
Other liabilities	(144,941)	(3,578)
Redeemable noncontrolling interests	(9,612)	—
	$3,241,023	$38,456

	Three Months Ended March 31, 2022
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Total revenues	$78,677	$2,838
Rental operations	(22,697)	(732)
	55,980	2,106
General and administrative	(323)	(71)
Interest	—	(860)
Depreciation and amortization of real estate assets	(23,681)	(955)
Fixed returns allocated to redeemable noncontrolling interests(1)	201	—
	$32,177	$220

Straight-line rent and below-market lease revenue	$4,324	$253
Funds from operations(2)	$55,858	$1,175

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of this Supplemental Information for the definition and reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

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Investments
March 31, 2022
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. The tables below summarize components of our non-real estate investments and investment income. For additional details, refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information.

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Realized gains	$23,114	$215,845	(1)
Unrealized (losses) gains	(263,433)	43,632
Investment (loss) income	$(240,319)	$259,477

Investments	Cost		Unrealized Gains		Carrying Amount

Publicly traded companies	$200,955		$105,974	(2)	$306,929
Entities that report NAV	406,420		351,455		757,875
Entities that do not report NAV:
Entities with observable price changes	62,099		75,219		137,318
Entities without observable price changes	386,513		—		386,513
Investments accounted for under the equity method of accounting	N/A		N/A		72,466
March 31, 2022	$1,055,987	(3)	$532,648		1,661,101

December 31, 2021	$1,007,303		$797,673		$1,876,564

(1)Includes six separate significant realized gains aggregating $110.1 million related to the following transactions: (i) the sales of investments in three publicly traded biotechnology companies, (ii) a distribution received from a limited partnership investment, and (iii) the acquisition of two of our privately held non-real estate investments in a biopharmaceutical company and a biotechnology company.
(2)Represents gross unrealized gains and losses of $175.5 million and $69.5 million, respectively, as of March 31, 2022.
(3)Represents 2.9% of gross assets as of March 31, 2022.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	49

Key Credit Metrics
March 31, 2022

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.7B

$3,000
$3,000
$3,000
$270
$0
OUTSTANDING
<$200
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/21
3/31/22
12/31/22
Goal
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$3,000
Remaining construction loan commitments	180
Outstanding forward equity sales agreements(1)	1,309
Cash, cash equivalents, and restricted cash	870
Investments in publicly traded companies	307
Liquidity as of March 31, 2022	$5,666

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of 6.6 million shares of forward equity sales agreements.
(2)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
March 31, 2022
(In millions)

Weighted-Average Remaining Term of 13.8 Years

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Summary of Debt (continued)
March 31, 2022
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$193,826	$15,084	$208,910	2.0%	3.39%	2.1	(2)
Unsecured senior notes payable	10,094,337	—	10,094,337	98.0	3.51	14.0
Unsecured senior line of credit(3)	—	—	—	—	N/A	3.8
Commercial paper program	—	—	—	—	N/A	(4)
Total/weighted average	$10,288,163	$15,084	$10,303,247	100.0%	3.51%	13.8	(4)
Percentage of total debt	99.9%	0.1%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)In April 2022, we repaid two secured notes payable due in 2024. Excluding these secured notes payable, the remaining term is 5.1 years.
(3)During the year ended December 31, 2021, we achieved certain sustainability measures, as described in our unsecured senior line of credit agreement, which reduced the borrowing rate by one basis point for a one-year period to LIBOR+0.815% from LIBOR+0.825%.
(4)The commercial paper program provides us with the ability to issue up to $1.5 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. There were no commercial paper notes outstanding as of March 31, 2022. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at L+0.815%. As such, we calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. The commercial paper notes sold during the three months ended March 31, 2022 were issued at a weighted-average yield to maturity of 0.47% and had a weighted-average maturity term of 15 days.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	March 31, 2022	Requirement	March 31, 2022
Total Debt to Total Assets	≤ 60%	29%	≤ 60.0%	28.8%
Secured Debt to Total Assets	≤ 40%	1%	≤ 45.0%	0.6%
Consolidated EBITDA to Interest Expense	≥ 1.5x	13.4x	≥ 1.50x	4.56x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	324%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	10.07x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt						At 100%
Unconsolidated Joint Venture	Our Share	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)
1401/1413 Research Boulevard	65.0%	12/23/24	2.70%		3.32%	$28,500	$28,005
1655 and 1725 Third Street	10.0%	3/10/25	4.50%		4.57%	600,000	598,763
101 West Dickman Street	57.9%	11/10/26	SOFR+1.95%	(3)	2.81%	26,750	9,975
1450 Research Boulevard	73.2%	12/10/26	SOFR+1.95%	(3)	N/A	13,000	—
						$668,250	$636,743

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of March 31, 2022.
(3)This loan is subject to a fixed SOFR floor rate of 0.75%.

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Summary of Debt (continued)
March 31, 2022
(Dollars in thousands)

Debt	Stated Rate		Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
							2022	2023	2024	2025	2026	Thereafter
Secured notes payable
Greater Boston	4.82%		3.40%		2/6/24	(3)	$2,658	$3,742	$183,527	$—	$—	$—	$189,927	$5,060	$194,987
Greater Boston(4)	SOFR+2.70%		3.10		11/19/26		—	—	—	—	15,084	—	15,084	(1,839)	13,245
San Francisco Bay Area	6.50%		6.50		7/1/36		28	30	32	34	36	518	678	—	678
Secured debt weighted-average interest rate/subtotal	4.69%		3.39				2,686	3,772	183,559	34	15,120	518	205,689	3,221	208,910

Commercial paper program(4)	N/A	(5)	N/A	(5)	(5)		(5)	—	—	—	—	—	—	—	—
Unsecured senior line of credit	L+0.815%		N/A		1/6/26		—	—	—	—	—	—	—	—	—
Unsecured senior notes payable	3.45%		3.62		4/30/25		—	—	—	600,000	—	—	600,000	(2,717)	597,283
Unsecured senior notes payable	4.30%		4.50		1/15/26		—	—	—	—	300,000	—	300,000	(1,868)	298,132
Unsecured senior notes payable – green bond	3.80%		3.96		4/15/26		—	—	—	—	350,000	—	350,000	(1,995)	348,005
Unsecured senior notes payable	3.95%		4.13		1/15/27		—	—	—	—	—	350,000	350,000	(2,446)	347,554
Unsecured senior notes payable	3.95%		4.07		1/15/28		—	—	—	—	—	425,000	425,000	(2,465)	422,535
Unsecured senior notes payable	4.50%		4.60		7/30/29		—	—	—	—	—	300,000	300,000	(1,634)	298,366
Unsecured senior notes payable	2.75%		2.87		12/15/29		—	—	—	—	—	400,000	400,000	(3,183)	396,817
Unsecured senior notes payable	4.70%		4.81		7/1/30		—	—	—	—	—	450,000	450,000	(3,074)	446,926
Unsecured senior notes payable	4.90%		5.05		12/15/30		—	—	—	—	—	700,000	700,000	(6,873)	693,127
Unsecured senior notes payable	3.375%		3.48		8/15/31		—	—	—	—	—	750,000	750,000	(6,105)	743,895
Unsecured senior notes payable – green bond	2.00%		2.12		5/18/32		—	—	—	—	—	900,000	900,000	(9,485)	890,515
Unsecured senior notes payable	1.875%		1.97		2/1/33		—	—	—	—	—	1,000,000	1,000,000	(9,486)	990,514
Unsecured senior notes payable – green bond	2.95%		3.07		3/15/34		—	—	—	—	—	800,000	800,000	(9,295)	790,705
Unsecured senior notes payable	4.85%		4.93		4/15/49		—	—	—	—	—	300,000	300,000	(3,188)	296,812
Unsecured senior notes payable	4.00%		3.91		2/1/50		—	—	—	—	—	700,000	700,000	10,297	710,297
Unsecured senior notes payable	3.00%		3.08		5/18/51		—	—	—	—	—	850,000	850,000	(12,271)	837,729
Unsecured senior notes payable	3.55%		3.63		3/15/52		—	—	—	—	—	1,000,000	1,000,000	(14,875)	985,125
Unsecured debt weighted average/subtotal			3.51				—	—	—	600,000	650,000	8,925,000	10,175,000	(80,663)	10,094,337
Weighted-average interest rate/total			3.51%				$2,686	$3,772	$183,559	$600,034	$665,120	$8,925,518	$10,380,689	$(77,442)	$10,303,247

Balloon payments							$—	$—	$183,221	$600,000	$665,084	$8,925,068	$10,373,373	$—	$10,373,373
Principal amortization							2,686	3,772	338	34	36	450	7,316	(77,442)	(70,126)
Total debt							$2,686	$3,772	$183,559	$600,034	$665,120	$8,925,518	$10,380,689	$(77,442)	$10,303,247

Fixed-rate debt							$2,686	$3,772	$183,559	$600,034	$650,036	$8,925,518	$10,365,605	$(77,442)	$10,288,163
Variable-rate debt							—	—	—	—	15,084	—	15,084	—	15,084
Total debt							$2,686	$3,772	$183,559	$600,034	$665,120	$8,925,518	$10,380,689	$(77,442)	$10,303,247

Weighted-average stated rate on maturing debt							N/A	N/A	4.82%	3.45%	4.00%	3.36%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)In April 2022, we repaid two secured notes payable and recognized a loss on early extinguishment of debt of $3.3 million, including a prepayment penalty and the write-off of unamortized loan fees.
(4)Represents a secured construction loan held by our consolidated real estate joint venture at 99 Coolidge Avenue, of which we own a 75.0% interest. As of March 31, 2022, this joint venture has $180.2 million available under the existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(5)Refer to footnote 4 on the prior page under “Fixed-rate and variable-rate debt.”

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Definitions and Reconciliations
March 31, 2022

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Net (loss) income	$(117,392)	$99,796	$124,433	$404,520	$25,533
Interest expense	29,440	34,862	35,678	35,158	36,467
Income taxes	3,571	4,156	3,672	2,800	1,426
Depreciation and amortization	240,659	239,254	210,842	190,052	180,913
Stock compensation expense	14,028	14,253	9,728	12,242	12,446
Loss on early extinguishment of debt	—	—	—	—	67,253
(Gain) loss on sales of real estate	—	(124,226)	435	—	(2,779)
Significant realized gains on non-real estate investments	—	—	(52,427)	(34,773)	(22,919)
Unrealized losses (gains) on non-real estate investments	263,433	139,716	14,432	(244,031)	46,251
Impairment of real estate	—	—	42,620	4,926	5,129
Adjusted EBITDA	$433,739	$407,811	$389,413	$370,894	$349,720

Total revenues	$615,065	$576,923	$547,759	$509,619	$479,849

Adjusted EBITDA margin	71%	71%	71%	73%	73%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of March 31, 2022, approximately 91% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Capitalization rates

Capitalization rates are calculated based on net operating income and net operating income (cash basis) annualized for the quarter preceding the date on which the property is sold, or near term prospective net operating income.

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Definitions and Reconciliations (continued)
March 31, 2022

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Construction costs related to active development and redevelopment projects under contract

Includes (i) costs incurred to date, (ii) remaining costs to complete under a general contractor's guaranteed maximum price construction contract or other contracts, and (iii) our maximum committed tenant improvement allowances under our executed leases. The general contractor's guaranteed maximum price contract or other contracts reduce our exposure to costs of construction materials, labor, and services from third-party contractors and suppliers, unless the overruns result from among others, a force majeure event, or a change in the scope of work covered by the contract.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and technology campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, agtech, or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, agtech, and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready office/laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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Definitions and Reconciliations (continued)
March 31, 2022

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Adjusted EBITDA	$433,739	$407,811	$389,413	$370,894	$349,720

Interest expense	$29,440	$34,862	$35,678	$35,158	$36,467
Capitalized interest	57,763	44,078	43,185	43,492	39,886
Amortization of loan fees	(3,103)	(2,911)	(2,854)	(2,859)	(2,817)
Amortization of debt premiums	424	502	498	465	576
Cash interest and fixed charges	$84,524	$76,531	$76,507	$76,256	$74,112

Fixed-charge coverage ratio:
– quarter annualized	5.1x	5.3x	5.1x	4.9x	4.7x
– trailing 12 months	5.1x	5.0x	4.8x	4.6x	4.4x

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Three Months Ended March 31, 2022
(In thousands)	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Net income	$32,177	$220
Depreciation and amortization of real estate assets	23,681	955
Funds from operations	$55,858	$1,175
Gross assets

Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Total assets	$32,844,256	$30,219,373	$28,558,718	$27,018,850	$25,234,346
Accumulated depreciation	3,951,666	3,771,241	3,614,440	3,461,780	3,319,597
Gross assets	$36,795,922	$33,990,614	$32,173,158	$30,480,630	$28,553,943

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

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Definitions and Reconciliations (continued)
March 31, 2022

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended March 31, 2022, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than-temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

Investments in real estate

The following table reconciles our investments in real estate as of March 31, 2022:

(In thousands)	Investments in Real Estate
Gross investments in real estate – North America	$31,032,784
Less: accumulated depreciation – North America	(3,947,176)
Net investments in real estate – North America	27,085,608
Net investments in real estate – Asia	14,401
Investments in real estate	$27,100,009

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Definitions and Reconciliations (continued)
March 31, 2022

The square footage presented in the table below includes RSF of buildings in operation as of March 31, 2022, primarily representing lease expirations at recently acquired properties that also have inherent future development or redevelopment opportunities and for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2022	2023	Thereafter		Total
Near-term projects:
40 Sylvan Road/Route 128	Redev	—	312,845	—		312,845
275 Grove Street/Route 128	Redev	102,728	—	57,523	(1)	160,251
840 Winter Street/Route 128	Redev	—	10,265	17,965		28,230
3825 Fabian Way/Greater Stanford	Redev	250,000	—	—		250,000
10931 and 10933 North Torrey Pines Road/ Torrey Pines	Dev	25,892	—	—		25,892
3301 Monte Villa Parkway/Bothell	Redev	50,552	—	—		50,552
41 Moore Drive/Research Triangle	Redev	62,490	—	—		62,490
Other	Redev	70,700	—	72,405	(1)	143,105
		562,362	323,110	147,893		1,033,365
Intermediate-term projects:
9444 Waples Street/Sorrento Mesa	Dev	23,789	—	64,591	(1)	88,380
		23,789	—	64,591		88,380
Future projects:
550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	260,867	(1)	260,867
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506		195,506
Other/Greater Boston	Redev	—	—	167,549	(1)	167,549
1122 El Camino Real/South San Francisco	Dev	—	—	223,232		223,232
1150 El Camino Real/South San Francisco	Dev	—	—	431,940	(1)	431,940
3875 Fabian Way/Greater Stanford	Redev	—	—	228,000		228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000		110,000
219 East 42nd Street/New York City	Dev	—	—	349,947		349,947
10975 and 10995 Torreyana Road/Torrey Pines	Dev	—	—	84,829		84,829
4161 Campus Point Court/University Town Center	Dev	—	159,884	—		159,884
10260 Campus Point Drive/University Town Center	Dev	—	109,164	—		109,164
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	689,938		689,938
4025, 4031, and 4045 Sorrento Valley Boulevard/Sorrento Valley	Dev	42,594	—	—		42,594
601 Dexter Avenue North/Lake Union	Dev	—	18,680	—		18,680
830 4th Avenue South/SoDo	Dev	—	—	42,380	(1)	42,380
Other/Seattle	Dev	6,289	86,955	9,193	(1)	102,437
		48,883	374,683	2,793,381		3,216,947
		635,034	697,793	3,005,865		4,338,692

(1)Includes vacant square footage as of March 31, 2022.
Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

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Definitions and Reconciliations (continued)
March 31, 2022

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Mega campus

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our operating RSF as of March 31, 2022:

Operating RSF
Mega campus	25,165,682
Non-mega campus	16,771,041
Total	41,936,723

Mega campus RSF as a percentage of total operating property RSF	60%

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	3/31/22		12/31/21		9/30/21		6/30/21		3/31/21
Secured notes payable	$208,910		$205,198		$198,758		$227,984		$229,406
Unsecured senior notes payable	10,094,337		8,316,678		8,314,851		8,313,025		8,311,512
Unsecured senior line of credit and commercial paper	—		269,990		749,978		299,990		—
Unamortized deferred financing costs	81,175		65,476		65,112		66,913		68,293
Cash and cash equivalents	(775,060)		(361,348)		(325,872)		(323,876)		(492,184)
Restricted cash	(95,106)		(53,879)		(42,182)		(33,697)		(42,219)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$9,514,256		$8,442,115		$8,960,645		$8,550,339		$8,074,808

Adjusted EBITDA:
– quarter annualized	$1,734,956		$1,631,244		$1,557,652		$1,483,576		$1,398,880
– trailing 12 months	$1,601,857		$1,517,838		$1,442,929		$1,371,586		$1,314,153

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.5	x	5.2	x	5.8	x	5.8	x	5.8	x
– trailing 12 months	5.9	x	5.6	x	6.2	x	6.2	x	6.1	x

Space Intentionally Blank

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Definitions and Reconciliations (continued)
March 31, 2022

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net (loss) income to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended
(Dollars in thousands)	3/31/22	3/31/21
Net (loss) income	$(117,392)	$25,533

Equity in earnings of unconsolidated real estate joint ventures	(220)	(3,537)
General and administrative expenses	40,931	33,996
Interest expense	29,440	36,467
Depreciation and amortization	240,659	180,913
Impairment of real estate	—	5,129
Loss on early extinguishment of debt	—	67,253
Gain on sales of real estate	—	(2,779)
Investment loss (income)	240,319	(1,014)
Net operating income	433,737	341,961
Straight-line rent revenue	(42,025)	(27,382)
Amortization of acquired below-market leases	(13,915)	(12,112)
Net operating income (cash basis)	$377,797	$302,467

Net operating income (cash basis) – annualized	$1,511,188	$1,209,868

Net operating income (from above)	$433,737	$341,961
Total revenues	$615,065	$479,849
Operating margin	71%	71%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.

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Definitions and Reconciliations (continued)
March 31, 2022

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank
The following table reconciles the number of same properties to total properties for the three months ended March 31, 2022:

Development – under construction	Properties	Acquisitions after January 1, 2021	Properties
5 and 9 Laboratory Drive	2	3301, 3303, 3305, 3307, 3420, and 3440 Hillview Avenue	6
4, 8, and 10 Davis Drive	3
201 Brookline Avenue	1	Sequence District by Alexandria	5
10055 Barnes Canyon Road	1	Alexandria Center® for Life Science – Fenway	1
15 Necco Street	1
751 Gateway Boulevard	1	550 Arsenal Street	1
325 Binney Street	1	1501-1599 Industrial Road	6
1150 Eastlake Avenue East	1	One Investors Way	2
10102 Hoyt Park Drive	1	2475 Hanover Street	1
9810 Darnestown Road	1	10975 and 10995 Torreyana Road	2
	13	Pacific Technology Park	6
Development – placed into		1122 and 1150 El Camino Real	2
service after January 1, 2021	Properties	12 Davis Drive	1
1165 Eastlake Avenue East	1	7360 Carroll Road	1
201 Haskins Way	1	3303, 3305, and 3307 Monte Villa Parkway	3
825 and 835 Industrial Road	2
9950 Medical Center Drive	1	8505 Costa Verde Boulevard and 4260 Nobel Drive	2
3115 Merryfield Row	1
	6	225 and 235 Presidential Way	2
Redevelopment – under construction	Properties	104 TW Alexander Drive	4
5505 Morehouse Drive	1	Other	58
30-02 48th Avenue	1		103
The Arsenal on the Charles	11	Unconsolidated real estate JVs	4
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive	3	Properties held for sale	4

840 Winter Street	1	Total properties excluded from same properties	165
20400 Century Boulevard	1
10277 Scripps Ranch Boulevard	1	Same properties	281
9601 and 9603 Medical Center Drive	2	Total properties in North America as of March 31, 2022	446
One Rogers Street	1
40, 50, and 60 Sylvan Road	3
3301, 3555, and 3755 Monte Villa Parkway	3

651 Gateway Boulevard	1
Other	3
	32
Redevelopment – placed into
service after January 1, 2021	Properties
700 Quince Orchard Road	1
3160 Porter Drive	1
Other	1
	3

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Definitions and Reconciliations (continued)
March 31, 2022

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenue in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended
(In thousands)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Income from rentals	$612,554	$574,656	$546,527	$508,371	$478,695
Rental revenues	(469,537)	(435,637)	(415,918)	(396,804)	(370,233)
Tenant recoveries	$143,017	$139,019	$130,609	$111,567	$108,462

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	3/31/22		12/31/21	9/30/21	6/30/21	3/31/21
Unencumbered net operating income	$420,960		$390,017	$371,026	$353,104	$330,160
Encumbered net operating income	12,777		11,189	10,738	12,560	11,801
Total net operating income	$433,737		$401,206	$381,764	$365,664	$341,961
Unencumbered net operating income as a percentage of total net operating income	97%	(1)	97%	97%	97%	97%
(1)In April 2022, we repaid two secured notes payable. Excluding these secured notes payable, our unencumbered net operating income as a percentage of total net operating income for the three months ended March 31, 2022 was 99.8%.

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of March 31, 2022, we had Forward Agreements outstanding to sell an aggregate of 6.6 million shares of common stock.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended
(In thousands)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Basic shares for earnings per share	158,198	153,464	150,854	145,825	137,319
Forward Agreements	—	843	707	233	369
Diluted shares for earnings per share	158,198	154,307	151,561	146,058	137,688

Basic shares for funds from operations per share and funds from operations per share, as adjusted	158,198	153,464	150,854	145,825	137,319
Forward Agreements	11	843	707	233	369
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	158,209	154,307	151,561	146,058	137,688

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